UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
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NATIONAL VISION HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2026
Proxy Statement
Notice of 2026 Annual
Meeting of Stockholders
Wednesday, June 17, 2026
1:00 p.m. Eastern Time

LETTER TO STOCKHOLDERS

Dear Fellow Stockholders:
Year in Review
2025 was a pivotal year for National Vision, in which we laid out a bold transformation strategy to modernize every aspect of our business and position National Vision for sustainable, profitable growth. Our teams executed with urgency and discipline, delivering strong mid-single-digit comparable store sales growth, meaningful operating margin expansion, and solid earnings growth, all while investing to strengthen our long-term competitive position. We held our first Investor Day in the fall, where we outlined our strategic plan, beginning with a transformation focused on four key growth vectors.
•
We are focused on closing gaps where we have been underpenetrated relative to our category, expanding our reach with higher-value customer segments while maintaining our position as a leading destination for value.

•	We are evolving our product offerings, continuing to close the gap where we are underdeveloped, and giving our customers more of what they want.
•	We are investing to enhance the customer and patient experience while driving disciplined new store growth.
•	Finally, we are committed to an unwavering focus on operating margin expansion.
In 2025, we delivered measurable results against each of these priorities.
•
Using data-driven insights, we expanded our reach to more profitable customer cohorts, including customers who use managed vision care insurance, those who wear progressive lenses, and customers who bring in outside prescriptions, driving healthier traffic, higher average ticket, and improved profitability.

•
We shifted from a primarily promotional posture to a more strategic, branded approach, launching a refreshed identity and national campaign designed to expand our reach with higher-value customers while remaining true to our mission of accessible eye care.

•
We transformed our merchandising approach to better serve customers seeking premium products, without compromising our value proposition – introducing new branded assortments and continuing to modernize our offerings across frames, lenses, and contact lenses.

•	We rolled out a more consultative selling model supported by enhanced associate training, refreshed store environments and new digital tools, contributing to stronger comparable sales.
•
We delivered these improvements with strong capital discipline while continuing to expand and refine our remote and hybrid exam capabilities, providing greater flexibility across our doctor network while maintaining high standards of care.

As we move into 2026, we are confident that the progress made in 2025 positions us well to continue closing gaps versus the category and delivering sustainable, long-term value.
2026 Proxy Statement	i

LETTER TO STOCKHOLDERS

Our 2026 Annual Meeting
We are pleased to invite you to attend the National Vision Holdings, Inc. 2026 Annual Meeting of Stockholders on Wednesday, June 17, 2026, at 1:00 p.m. Eastern Time. Detailed information concerning the Annual Meeting is set forth in this proxy statement.
Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, your vote is important to us, and it is important that your shares be represented and voted during the meeting. We encourage you to review the proxy materials and submit your vote today.
On behalf of the Board of Directors and everyone at National Vision, we are grateful for your continued support. Thank you for being a stockholder of National Vision Holdings, Inc.
Sincerely,

L. Reade Fahs Executive Chairman	Alex Wilkes Chief Executive Officer	D. Randolph Peeler Lead Independent Director

May 4, 2026
ii	2026 Proxy Statement

Notice of Annual Meeting of Stockholders

Date & Time	Wednesday, June 17, 2026, at 1:00 p.m. Eastern Time
Place	Greater North Fulton Chamber of Commerce 1000 Avalon Boulevard, Suite 100 Alpharetta, Georgia 30009
Items of Business	1.	Election of the eleven director nominees listed in this proxy statement.
	2.	Advisory vote to approve the compensation of our named executive officers (“Say-on-Pay”).
	3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.
	4.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Record Date	Stockholders of record of our common stock at the close of business on April 20, 2026, may vote at the Annual Meeting.
How to Vote	You may vote your shares prior to June 17, 2026, on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote in person at the Annual Meeting.

By Order of the Board of Directors,

Jared Brandman
Chief Legal & Strategy Officer, Corporate Secretary
May 4, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held on Wednesday, June 17, 2026:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 3, 2026, are available free of charge at www.proxyvote.com.

We made this proxy statement available to stockholders beginning on May 4, 2026.

2026 Proxy Statement	iii

iv	2026 Proxy Statement

2026 Proxy Statement	v

PROXY STATEMENT SUMMARY

Proxy Statement Summary
We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors,” or the “Board”) of National Vision Holdings, Inc. (the “Company” or “National Vision”) for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and for any adjournment or postponement of the Annual Meeting. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider and you should read the entire proxy statement carefully before voting.
2026 Annual Meeting of Stockholders

Date & Time	Location	Record Date
June 17, 2026 1:00 p.m. Eastern Time	Greater North Fulton Chamber of Commerce 1000 Avalon Boulevard, Suite 100 Alpharetta, Georgia 30009	April 20, 2026

Voting Recommendations

Company Proposals		Board Vote Recommendation	For Further Details
Proposal 1:	Election of the eleven director nominees listed in this proxy statement.	FOR all nominees	Page 8
Proposal 2:	Advisory vote to approve the compensation of our named executive officers (“Say-on-Pay”).	FOR	Page 30
Proposal 3:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.	FOR	Page 69

How to Vote

By Internet	By Telephone	By Mail	In Person
Visit www.proxyvote.com	Dial 1-800-690-6903	Sign, date and return your proxy card by mail	Attend our Annual Meeting and cast your vote during the meeting

Stockholders of record at the close of business on April 20, 2026, may vote at the Annual Meeting.
See full instructions under the heading “Important Information About Voting at the Annual Meeting.”
If you are a stockholder of record and you would like to vote in any manner other than in person during the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Time, on June 16, 2026, to be counted. If you hold shares through a broker, bank or other nominee, please refer to information from your bank, broker or nominee for voting instructions.
2026 Proxy Statement	1

PROXY STATEMENT SUMMARY

2025 Business Highlights
2025 was a defining year for National Vision. We continued executing our transformation and laid out a strategy centered around modernizing the business, improving the quality of our customer base, and delivering strong financial results. Over the past year, we aligned the organization around a clear mandate: modernize every aspect of the business while expanding operating margins. Our teams executed with urgency and discipline, delivering strong mid-single-digit comparable store sales growth, meaningful operating margin expansion, and solid earnings growth, all while investing to strengthen our long-term competitive position.

2025 Financial Highlights

  •
Comparable store sales growth was 5.9% and Adjusted Comparable Store Sales Growth was 6.0%
  •
Net revenue increased 9.0% over 2024 to $1,987.5 million
  •
Net income from continuing operations of $29.6 million and Diluted EPS from continuing operations of $0.37, with Income (loss) from continuing operations margin improving to 1.5% from (1.5)%
  •
Adjusted Operating Income from continuing operations of $102.5 million compared with $65.5 million in fiscal year 2024, with Adjusted Operating Margin improving 5.2% from 3.6%
  •
Adjusted Diluted EPS from continuing operations increased to $0.80 compared with $0.52 in fiscal year 2024
  •
Overall store count grew 0.8% to 1,250 stores
  •
We ended fiscal 2025 with a cash balance of $38.7 million, and total liquidity of $332 million, including available capacity from our revolving credit facility and with a net debt to adjusted EBITDA of 1.1 times; during fiscal 2025, we repaid $101.3 million in long term debt and convertible notes, bringing our total debt outstanding net of unamortized discounts to $245.9 million at the end of 2025

In this proxy statement, we discuss financial measures that are referred to as non-GAAP financial measures, including adjusted comparable store sales growth, adjusted operating income, adjusted diluted EPS and annual incentive adjusted operating income. See Appendix A to this proxy statement for more information regarding these measures and reconciliations to the most directly comparable GAAP measures.
Financial results reflect the results of our former Legacy segment and the substantial majority of AC Lens operations as discontinued operations for all periods presented. Unless otherwise noted, amounts and disclosures in this proxy statement relate to the Company’s continuing operations.
These financial highlights are reproduced from our Annual Report on Form 10-K for the fiscal year ended January 3, 2026 (the “Annual Report on Form 10-K”), and speak as of March 4, 2026, the date we filed our Form 10-K with the SEC, unless clearly indicated otherwise.
2	2026 Proxy Statement

PROXY STATEMENT SUMMARY

Our Board of Directors
The fundamental duty of the Board is to oversee our strategy and the long-term interests of our stockholders. The following provides summary information about our current directors, individually, and our nominees for director in the aggregate. The table below sets forth the composition of the Board and its committees as of the date of this proxy statement. See “Proposal 1—Election of Directors” for more details on our director nominees’ qualifications, skills and experience.

					Committee Membership
Directors	Occupation	Age	Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
L. Reade Fahs	Executive Chairman, National Vision Holdings, Inc.	65	2014
Alexander N. Wilkes	Chief Executive Officer, National Vision Holdings, Inc.	47	2025
D. Randolph Peeler	Senior Advisor, Berkshire Partners, LLC	61	2014
Jose Armario	Chief Executive Officer, Bojangles’, Inc.	67	2021
Virginia A. Hepner	Retired Chief Executive Officer, The Woodruff Arts Center	68	2018
Susan S. Johnson	Retired Chief Marketing Officer, Prudential Financial, Inc.	60	2020
Naomi Kelman	Retired President & Chief Executive Officer, Willow	67	2020
James M. McGrann	Chief Executive Officer, Advancing Eyecare	64	2025
Michael J. Nicholson	President and Chief Operating Officer, J.Crew Group	59	2025
Susan O’Farrell	Retired Chief Financial Officer, Bluelinx Holdings, Inc.	62	2024
Caitlin Zulla	Chief Executive Officer, Lumexa Imaging	48	2024

Chair
Lead Independent Director

2026 Proxy Statement	3

PROXY STATEMENT SUMMARY

Board Snapshot

Independence

9 independent directors — 82%

Board Demographics

5 women directors — 46%

2 ethnically or racially diverse directors — 18%

Average Tenure—5 Years

Tenure	Directors	%
0-3 years	5 directors	46%
4-7 years	3 directors	27%
8-11 years	3 directors	27%

Average Age—61

Age	Directors	%
40s	2 directors	18%
50s	1 director	9%
60s	8 directors	73%

Refreshment

8 new directors since 2019 — 73%

Experience, Qualifications and Attributes

Experience	Directors
Senior Leadership Experience	11/11
Public Company Board Experience	8/11
Optical/Healthcare Industry Experience	7/11
Retail Industry Experience	8/11
Financial/Accounting Experience	8/11
Marketing/Digital Communication Experience	6/11
Human Capital Experience	8/11
Cybersecurity/Data/Privacy Experience	5/11
Government/Legal/Regulatory Experience	8/11
ESG / Sustainability Experience	6/11
Risk Oversight Experience	9/11
Real Estate	5/11

4	2026 Proxy Statement

PROXY STATEMENT SUMMARY

Corporate Governance Highlights
We maintain robust governance and Board practices that promote independence, accountability and effectiveness in the boardroom.
Key Governance Developments

CEO Succession
We have completed our previously announced CEO succession plan, under which, effective August 1, 2025, Alex Wilkes succeeded Reade Fahs as the Company’s Chief Executive Officer and was appointed to the Company’s Board of Directors. In addition, Reade Fahs assumed the role of Executive Chairman, with Randy Peeler assuming the role of Lead Independent Director.

Board Refreshment	In the last year, we added two new independent directors, while another longer-tenured director transitioned off the Board.
Committee Composition	We refreshed our committee composition and chairs.

Corporate Governance and Board Practices

All directors are elected annually

Majority voting in uncontested director elections

Recently updated bylaws to enhance corporate governance practices

Lead Independent Director of the Board

Nine of eleven director nominees are independent

All committee members are independent

Five new independent directors over the last five years

Nine experienced current and former CEOs/CFOs

Of our eleven director nominees, five are female and two are racially or ethnically diverse

No restrictions on directors’ access to management

Regular review of committee charters and Corporate Governance Guidelines incorporating evolving best practices, as appropriate

Strong, proactive stockholder engagement program

Annual Board and committee self-assessments

Regular Board executive sessions without management

Formal Board and committee oversight of our business strategy, enterprise risk management, cybersecurity, compensation strategy, and sustainability program and strategy

Robust director and executive stock ownership guidelines

Executive Compensation Highlights
We strive to create an executive compensation program that strikes the right balance of pay for performance with an overarching goal to motivate our leaders to contribute to the achievement of our financial goals and focus on long-term value for our stockholders. Our executive compensation program has three main components: (1) base salary; (2) annual cash incentive compensation; and (3) long-term incentive awards. Each component is designed to be consistent with our compensation philosophy.
2026 Proxy Statement	5

PROXY STATEMENT SUMMARY

The compensation and governance practices that support these principles include the following:

What We Do:	What We Don’t Do:

Pay for performance, with high percentages of performance-based and long-term equity compensation

Grant performance stock units that vest based on achievement of performance goals over a three-year performance period and, beginning in 2025, include a relative shareholder return component

Award annual cash incentives based on performance against predefined performance metrics

Maintain robust stock ownership guidelines for our NEOs and directors
•
Chief Executive Officer—6x annual base salary
•
Other NEOs—3x annual base salary
•
Non-Employee Directors—5x annual cash retainer

Review our compensation programs and strategy annually with robust Board and committee oversight

Hold an annual Say-on-Pay vote supported by a strong stockholder engagement strategy

Require “Double-Trigger” vesting for change in control provisions

Maintain an incentive compensation recovery (“clawback”) policy

Retain an independent compensation consultant

✘
No excise tax gross-ups
✘
No hedging of the Company’s stock by NEOs or directors
✘
No supplemental executive retirement plans
✘
No option repricing without stockholder approval
✘
No significant perquisites for executive officers

2025 Executive Compensation Developments
To further align the interests of our executive officers with the interests of our stockholders and to promote long-term value creation for stockholders, the compensation committee approved certain changes to our annual cash incentive program and long-term equity incentive program for 2025. Engaging with stockholders to understand their priorities and areas of focus is fundamental to our commitment to good governance and, over the past several years, feedback received from these discussions has helped inform these and other enhancements to our executive compensation programs and disclosures.
•
Additional performance metric added to the annual cash incentive program. For 2025, our annual cash incentive program included Adjusted Comparable Same Store Sales Growth as a second corporate performance metric, in addition to Annual Incentive Adjusted Operating Income. Adjusted Comparable Store Sales Growth is a key metric used by both management and shareholders to assess the operational health and overall performance of each brand and the Company as a whole.

•
Enhanced PSU design, including relative total shareholder return component. For 2025, our performance stock units (“PSUs”) included relative total shareholder return as a third performance metric (weighted 25%), in addition to financial performance goals related to growth in annual Adjusted Operating Income (50%) and Return on Invested Capital (25%).

2026 Executive Compensation Updates
In March 2026, the compensation committee approved a special, one-time design for the PSUs granted in 2026 to the Company’s senior leadership, including our executive officers, to further align the interests of our executive officers with the interests of our stockholders, further promote long-term value creation for stockholders, and help secure the benefit of our executive officers’ leadership in a highly competitive market. The core portion of these 2026 PSUs is similar to the PSUs granted in 2025, with 25% vesting based on attainment of relative total shareholder return, and the remainder vesting based on achievement of financial performance goals related to growth in annual Adjusted Operating Income (50%) and Return on Invested Capital (25%) (together, the “Base 2026 PSUs”).
6	2026 Proxy Statement

PROXY STATEMENT SUMMARY

Regardless of our performance against the goals relating to growth in annual Adjusted Operating Income, the AOI portion of the Base 2026 PSUs will not vest if the Company’s Adjusted Operating Income growth is negative over the three-year performance period.
The 2026 PSUs also include a special, one-time modifier based on total stockholder return milestones during the three-year performance period (the “Modifier PSUs”). These Modifier PSUs are entirely performance-based, only apply to the number of Base 2026 PSUs actually earned over the performance period, have a longer vesting requirement than the Base 2026 PSUs (50% on the fourth anniversary of the grant date and 50% on the fifth anniversary of the grant date, assuming the milestone requirements are met), and will only deliver significant value to the recipients if the Company’s stock price significantly exceeds the 20-day average leading up to the grant date. The compensation committee does not expect to grant similar modifier awards in the coming years.
See “Executive Compensation” for a detailed discussion of the design and evolution of our executive compensation program.
2026 Proxy Statement	7

CORPORATE GOVERNANCE MATTERS

Corporate Governance Matters
Proposal 1—Election of Directors

The Board recommends that you vote “FOR” all of the director nominees listed.
What Am I Voting on?
We are asking stockholders to elect the eleven director nominees listed below for election at the Annual Meeting for a term of one year. If elected, each director will hold office until the 2027 annual meeting and until their respective successors are elected and qualified.

Vote Required
To be elected, a director must receive a majority of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (meaning the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee). “Abstentions” and “broker non-votes” will not be counted as a vote cast either “FOR” or “AGAINST” a nominee’s election.

Nominees for Election to the Board of Directors
Presented on the following pages are the eleven director nominees recommended by the Board of Directors for election at the Annual Meeting.
Upon the recommendation of the nominating and corporate governance committee, the Board has nominated D. Randolph Peeler, L. Reade Fahs, Jose Armario, Virginia A. Hepner, Susan S. Johnson, James M. McGrann, Michael J. Nicholson, Naomi Kelman, Susan O’Farrell, Alex Wilkes and Caitlin Zulla for re-election as directors for a one-year term expiring at the 2027 annual meeting.
All of the nominees listed in this proxy statement are incumbent directors, whose terms expire on the date of the Annual Meeting. With the exception of Mr. Fahs, our Executive Chair, and Alex Wilkes, our Chief Executive Officer, all are independent directors. The nominating and corporate governance committee evaluated and recommended each director nominee in accordance with its charter and our Corporate Governance Guidelines. We have no reason to believe that any of the director nominees will be unable or unwilling to serve if elected; however, in the unlikely event that any of them ceases to be a candidate for election by the time of the Annual Meeting, proxies may be voted for a substitute nominee recommended by the Board, or the Board may elect to reduce its size.
CEO Succession in 2025
During 2025, we completed our previously announced CEO succession plan, under which, effective August 1, 2025, Alex Wilkes succeeded Reade Fahs as the Company’s Chief Executive Officer and was appointed to the Company’s Board of Directors. In addition, Reade Fahs assumed the role of Executive Chairman, with Randy Peeler assuming the role of Lead Independent Director.
8	2026 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Biographical Information
The following pages set forth biographical information, including a description of their principal occupation, business experience, and the primary qualifications, attributes, and skills (represented by the icons below) that the nominating and corporate governance committee considered in recommending them as director nominees, as well as the Board committees on which each director nominee will serve as of the Annual Meeting.

Director since: 2014 Age: 65	L. Reade Fahs Executive Chairman

Mr. Fahs has served as the Executive Chairman of our Board of Directors since August 2025. Prior to that, Mr. Fahs served as the Chief Executive Officer of the Company beginning in 2014 until August 2025. Prior to our initial public offering, Mr. Fahs served as the President and Chief Executive officer of National Vision, Inc. (“NVI”) beginning in 2003, having joined NVI in 2002 as President and Chief Operating Officer. Mr. Fahs brings a unique perspective to our Board as our previous CEO and with his extensive knowledge of the Company, its operations, and business, along with senior leadership, public company board and risk oversight experience, in additional to his optical and retail industry knowledge, marketing and human capital experience.

Prior Experience
  •
Chief Executive Officer of First Tuesday, a professional networking forum for established technology entrepreneurs and companies (1999-2001)
  •
Managing Director of Vision Express U.K., a leading optical retailer (1997-1999)
  •
Various positions at LensCrafters, a leading eyewear retailer (1986-1996)

Other Directorships
  •
VisionSpring, a social enterprise that works to ensure affordable access to eyewear
(Chairman, 2006-2024; Roving Ambassador, February 2024-March 2025; and board member, February 2024-present)
  •
Restoring Vision, a nonprofit organization committed to ending the global vision crisis
  •
PetVet Care Centers, a network of locally owned general practice, specialty, emergency and equine veterinary hospitals (private)

Director since: 2025 Age: 47	Alex Wilkes

Mr. Wilkes has served as Chief Executive Officer of the Company since August 2025, having joined the Company as President in August 2024. As CEO, he leads the company’s enterprise-wide strategy, growth and transformation efforts, focused on delivering long-term stockholder value by enhancing the customer and patient experience. Mr. Wilkes was appointed to the Board in August 2025. With more than a decade of leadership in the eye care industry, Mr. Wilkes brings a strong track record of accelerating performance, operational excellence and developing strategies that position brands for sustained success.

Prior Experience
  •
President, Americas at CooperVision, a global leader in contact lenses (2022-2024)
  •
Various leadership positions at EssliorLuxottica, a leading global eyewear company, including Senior Vice President (2016-2022), General Manager of Pearle Vision (2016-2022), Vice President - Vision Care of LensCrafters (2012-2016) and Senior Director – Strategy of LensCrafters (2010-2012)
  •
Management and consulting roles with Accenture and Deloitte (2003-2010)

2026 Proxy Statement	9

CORPORATE GOVERNANCE MATTERS

Director since: 2014 Age: 61 Independent Committees: Nominating and Corporate Governance Committee	D. Randolph Peeler Lead Independent Director

Mr. Peeler has served as the Lead Independent Director of our Board of Directors since August 2025. Prior to that, Mr. Peeler served Chair of our Board of Directors since September 2020. Mr. Peeler is a Senior Advisor at Berkshire Partners LLC (“Berkshire”), a private equity firm. Mr. Peeler joined Berkshire in 1996 and became a Managing Director in 2000. Mr. Peeler brings to our Board of Directors acquisition and capital market transactions knowledge from years of experience in the private equity industry, along with board experience from serving as a director of several of Berkshire’s current or former portfolio companies, industry experience in the optical/healthcare and retail industries, senior leadership experience, financial/accounting experience, human capital experience and public company board and risk oversight experience.

Prior Experience
  •
Co-founded a privately-owned healthcare services company
  •
Special Assistant for the Assistant Secretary for Economic Policy in the U.S. Department of the Treasury
  •
Consultant with Cannon Associates and Bain & Co.

Other Directorships
  •
DVx Ventures, a venture studio with a unique approach to building companies from concept to scale (private)
  •
CPK Media, LLC d/b/a Christopher Kimball’s Milk Street Kitchen, a multi-channel food media company (private)

Director since: 2021 Age: 67 Independent Committees: Nominating and Corporate Governance Committee	Jose Armario

Mr. Armario has served as the Chief Executive Officer and President and a member of the board of directors of Bojangles’, Inc. (“Bojangles”), a restaurant operator and franchisor, since 2019. Mr. Armario brings to our Board senior leadership, public company board, financial and accounting, risk oversight and retail industry experience from his role as Chief Executive Officer of Bojangles, prior executive positions and board work, along with optical and healthcare industry, marketing, ESG and sustainability, and human capital experience.

Prior Experience
  •
Founder and Chief Executive Officer of consulting firms Armario Enterprises, LLC and PowerC,LLC, (2016-2019)
  •
Corporate Executive Vice President, Supply Chain, Development and Franchising of McDonald’s Corporation (2011-2015)
  •
Various leadership positions at McDonald’s Corporation (1996-2011)

Other Directorships • Bojangles, Inc. (private) • Golden State Foods, a global food services and logistics company specializing in quick-service restaurants (private) (2018-2024)

10	2026 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Director since: 2018 Age: 68 Independent Committees: Nominating and Corporate Governance Committee (Chair)	Virginia A. Hepner

Ms. Hepner most recently served as the President and Chief Executive Officer, and is a Life Trustee, of The Woodruff Arts Center in Atlanta, Georgia, from 2012 to 2017. Ms. Hepner brings to our Board senior leadership experience, public company board knowledge and risk oversight experience from her time as CEO of The Woodruff Arts Center and other board positions, government/regulatory experience and corporate sustainability and human capital experience, along with over 25 years of financial and accounting experience.

Prior Experience
  •
Investor in GHL, Inc., a real estate partnership for commercial properties in metro Atlanta (2005-2022)
  •
Strategic Advisor at DMI Music & Media Solutions, a full-service entertainment and music company (2011-2019)
  •
Executive Vice President and various other leadership positions at Wachovia Bank and its predecessors (1979-2005)

Other Directorships
  •
Oxford Industries, a leader in the apparel industry (public) (nominating, compensation and governance committee chair)
  •
Huntington Bank, the 10th largest U.S. bank (public)
  •
Cadence Bancorporation, a commercial banking company (public), merged into Huntington Bank effective February 2026 (audit committee chair) (2020-2025)
  •
State Bank & Trust Company, now a division of Cadence Bank (2010-2019)

Director since: 2020 Age: 60 Independent Committees: Compensation Committee (Chair)	Susan Somersille Johnson

Ms. Johnson most recently served as the Chief Marketing Officer for Prudential Financial, Inc., a provider of financial products and services, from 2020 to 2024. Ms. Johnson brings to our Board of Directors extensive marketing and digital communication, retail, ESG and sustainability, and financial and accounting experience, along with senior leadership, public company board and risk oversight experience.

Prior Experience
  •
Executive Vice President and Chief Marketing Officer of Truist Financial, a bank holding company, a full-service financial services company (2014-2020)
  •
Vice President, Global Marketing, of NCR Corporation, a software, consulting and technology company (2012-2014)
  •
Global Head of Customer Marketing; Head of Software Marketing Programs, of Nokia Corporation, a telecommunications company (2007-2012)

Other Directorships • Constellation Brands, a leading international producer and marketer of beer, wine, and spirits (public) (2017-2024)

2026 Proxy Statement	11

CORPORATE GOVERNANCE MATTERS

Director since: 2020 Age: 67 Independent Committees: Audit Committee Compensation Committee	Naomi Kelman

Ms. Kelman most recently served as President and Chief Executive Officer of Willow Innovations, Inc., a revolutionary women’s health company, from 2014 to 2019. Ms. Kelman brings to our Board of Directors extensive knowledge of the healthcare industry and senior leadership, marketing and digital communication, government/regulatory and human capital knowledge from her time as CEO of Willow and prior leadership roles in the optical and healthcare industries.

Prior Experience
  •
Global Division Head of Novartis OTC, a division of Novartis, a healthcare company (2011-2012)
  •
Various executive roles at Johnson & Johnson, a focused healthcare company (2000-2011)
  •
President, Lifescan North America, One Touch diabetes business (2009-2011)
  •
President, Vistakon Americas (Acuvue Contact Lenses), a division of Johnson & Johnson Vision Care (2004-2009)

Other Directorships • Mirvie, a biotechnology company (private) • Blue River PetCare (Chair), a leading operator of veterinary hospitals (private)

Director since: 2025 Age: 64 Independent Committees: Compensation Committee	James M. McGrann

Mr. McGrann has served as the Chief Executive Officer of Advancing Eyecare, a leading provider of ophthalmic instruments, since 2023. Mr. McGrann brings to the Board deep experience across the optical space as an eye care industry veteran with nearly 30 years of experience across the industry.

Prior Experience
  •
President and Chief Operating Officer of Percept Corporation, a wearable technology company (2023)
  •
Founder and Chief Executive Officer of HH&S Management Consulting, LLC, a business consulting firm (2017-2023)
  •
Chairman and Chief Executive Officer of Professional Eye Care Associates of America (PECAA), a community of independent eye care professionals, (2017-2022)
  •
President and Chief Executive Officer of VSP Global, a vision care health insurance company (2015-2017)
  •
President (2011-2015) and Chief Technology Officer (2010-2012) of VSP Vision Care
  •
President and Chief Executive Officer of Eyefinity, a VSP Vision company (2008-2012)
  •
Senior Vice President and Chief Information Officer of Marchon Eyewear, Inc., one of the world’s largest manufacturers and distributors of eyewear (1999-2008)

Other Directorships
  •
The Vision Council (Vice Chair), a non-profit organization serving as a global voice for eyewear and eyecare
  •
Prevent Blindness (Chair), the nation’s leading non-profit voluntary eye health organization dedicated to preventing blindness and preserving sight
  •
Percept Corporation (private)
  •
Ocuco, an optical software company (private)
  •
Kepler Vision, a management services organization providing non-clinical administrative support services to Optometry practices nationwide (private) (2023-2025) (compensation committee chair)

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Director since: 2025 Age: 59 Independent Committees: Audit Committee Nominating and Corporate Governance Committee	Michael J. Nicholson

Mr. Nicholson has served as the President and Chief Operating Officer of J.Crew Group, an internationally recognized omnichannel retailer and family of legacy American brands; J.Crew, J.Crew Factory and Madewell, since 2020, having previously served as Interim Chief Executive officer from 2019 to 2020 and Chief Financial Officer from 2016 to 2017. Mr. Nicholson is a seasoned retail executive and brings to the Board extensive expertise in business transformation, operations, and finance. Mr. Nicholson is also a Certified Public Accountant.

Prior Experience
  •
Executive Vice President, Chief Operating Officer and Chief Financial Officer of ANN, Inc., the parent Company of Ann Taylor and LOFT, two of the leading women’s specialty retail fashion brands in North America (2007-2015)
  •
Various executive positions at Limited Brands, Inc., a specialty retail company, including Executive Vice President, Chief Operating Officer and Chief Financial Officer for Victoria’s Secret Beauty, a subsidiary of Limited Brands, Inc., at the time. (2000-2007)
  •
Senior leadership positions at Colgate-Palmolive, Altria, and PwC, where he played key roles in developing financial strategy and implementing operational excellence (1988-2000)

Other Directorships • The Container Store (audit committee chair), a national, multi-channel retailer dedicated to helping people improve their lives through the power of organization (private)

Director since: 2024 Age: 62 Independent Committees: Audit Committee (Chair)	Susan O’Farrell

Ms. O’Farrell most recently served as Chief Financial Officer, Principal Accounting Officer and Treasurer at BlueLinx Holdings, Inc., a wholesale distributor of building and industrial products from 2014 to 2020. Ms. O’Farrell brings to the Board a wealth of financial and operational experience encompassing IT, procurement, supply chain and logistics in growth and transformational environments and is qualified financial expert and a holder of the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon.

Prior Experience
  •
Senior financial executive in various roles at The Home Depot, a leading home improvement omni-channel retailer (1999-2014)
  •
Director of Southern Company Gas, formerly AGL Resources, an American Fortune 500 energy services holding company (1996-1999)

Other Directorships
  •
Savers Value Village, Inc., the largest for-profit thrift operator in the U.S. and Canada (public)
  •
Leslie’s Inc., a specialty retailer of pool supplies (public) (audit committee chair)

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Director since: 2024 Age: 48 Independent Committees: Compensation Committee	Caitlin Zulla

Ms. Zulla serves as Chief Executive Officer of Lumexa Imaging (formerly US Radiology Specialists), one of the nation’s premier providers of diagnostic imaging services, where she leads teams committed to clinical and operational excellence and delivering the highest quality of imaging care. Ms. Zulla brings to the Board over 20 years of health care services operating experience.

Prior Experience
  •
Chief Executive Officer, Optum Health East (2023-2025)
  •
Chief Executive Officer, SCA Health (2018-2019)
  •
Various roles at SCA Health including Chief Financial Officer, Chief Administrative Officer and Senior Vice President of Revenue Cycle (2015-2017)

Other Directorships • Lumexa Imaging (public)

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Qualifications, Skills and Experience of our Directors
The nominating and corporate governance committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election by our stockholders in accordance with our Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter. The application of these factors involves the exercise of judgment. The committee does not have a standard set of fixed qualifications applicable to all director candidates but at a minimum assesses each candidate’s integrity, accountability, skills, experience, independence, other outside commitments and ability to work collegially with the other members of the Board.
The Board regularly evaluates the experience, qualifications, attributes or skills, taken as a whole, of our current directors and nominees, to ensure that our Board is able satisfy its oversight responsibilities effectively in light of our business and structure. As part of this evaluation, the Board considers areas where additional expertise or skills may be needed. In recommending the director nominees listed in this proxy statement, the Board focused primarily on each person’s background and experience as reflected in the information discussed in the individual biographies set forth above. We believe that our director nominees provide an appropriate mix of experience and skills relevant to the size and nature of our business and are representative of diverse backgrounds. The following highlights some of the important characteristics, key qualifications, attributes or skills of our current directors that allow our Board to provide effective oversight of our business operations and strategy.

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Identifying Director Nominees
The nominating and corporate governance committee may identify, recommend and assist in recruiting candidates for election to the Board of Directors on its own, or by considering recommendations from stockholders, officers and employees of the Company and other sources that the committee deems appropriate. The nominating and corporate governance committee may also retain a third-party search firm to assist in the identification of possible candidates for election to the Board.
Stockholder Recommendations of Director Candidates
The committee will consider director candidates recommended by stockholders on a substantially similar basis as recommendations from other sources. Any recommendation submitted to the Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to recommend a candidate for consideration may do so by submitting the required information to the attention of the Secretary, National Vision Holdings, Inc.,2000 Newpoint Parkway, Suite 100, Lawrenceville, Georgia 30043. All recommendations for nomination received by the Secretary that satisfy our bylaw requirements relating to director nominations will be presented to the nominating and corporate governance committee for its consideration. If stockholders want to formally nominate a director candidate for election, they must satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under “Stockholder Proposals for the 2026 Annual Meeting.”
Corporate Governance Highlights
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board’s views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Board of Directors and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors, and are available in the investors section of our website, www.nationalvision.com.

Corporate Governance and Board Practices

All directors are elected annually

Majority voting in uncontested director elections

Recently updated bylaws to enhance corporate governance practices

Lead Independent Director of the Board

Nine of eleven director nominees are independent

All committee members are independent

Five new independent directors over the last five years

Nine experienced current and former CEOs/CFOs

Of our eleven director nominees, five are female and two are racially or ethnically diverse

No restrictions on directors’ access to management

Regular review of committee charters and Corporate Governance Guidelines incorporating evolving best practices, as appropriate

Strong, proactive stockholder engagement program

Annual Board and committee self-assessments

Regular Board executive sessions without management

Formal Board and committee oversight of our business strategy, enterprise risk management, cybersecurity, compensation strategy, and sustainability program and strategy

Robust director and executive stock ownership guidelines

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Key Governance Developments
In 2025, we took action to further our commitment to good governance, including the following:

CEO Succession
We completed our previously announced CEO succession plan, under which, effective August 1, 2025, Alex Wilkes succeeded Reade Fahs as the Company’s Chief Executive Officer and was appointed to the Company’s Board of Directors. In addition, Reade Fahs assumed the role of Executive Chairman, with Randy Peeler assuming the role of Lead Independent Director.

Board Refreshment	In the last year, we added two new independent directors, while another longer-tenured director transitioned off the Board.
Committee Composition	We refreshed our committee composition and chairs.

Board and Committee Governance
Board Composition
The Board is currently comprised of eleven directors. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board of Directors. Following the Annual Meeting, it is expected that the Company will have no open director seats.
Director Independence
We believe the Company benefits from having a Board that is independent from management. In accordance with our Corporate Governance Guidelines and Securities and Exchange Commission (“SEC”) and Nasdaq Listing Rules, a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with management that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Corporate Governance Guidelines define independence in accordance with the independence standards in the current SEC and Nasdaq Listing Rules and require the Board to review the independence of all directors at least annually.
Our Board has determined that, other than Messrs. Fahs and Wilkes, all of the director nominees listed in this proxy statement and all of the individuals who served during the fiscal year ended January 3, 2026, are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and under all applicable Nasdaq guidelines. Mr. Fahs is not independent because of his current employment as our Executive Chair. Mr. Wilkes is not independent because of his current employment our Chief Executive Officer. All members of the audit committee, compensation committee and nominating and corporate governance committee are independent.
In making its independence determinations, the Board considered and reviewed relevant information provided by the directors and the Company, including information identified through annual director questionnaires.
Executive Sessions
Executive sessions, or meetings of the independent directors of the Board, are scheduled regularly throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate.
Leadership Structure
During 2025, we completed our succession plan, under which, effective August 1, 2025, Alex Wilkes succeeded Reade Fahs as the Company’s Chief Executive Officer and was appointed to the Board of Directors. In addition, Mr. Fahs assumed the role of Executive Chairman, with Randy Peeler assuming the role of Lead Independent Director.
While our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the
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other structure would be in the best interests of our Company, and the Board regularly considers the appropriate leadership structure for the Company, the Board believes at this time that its current leadership structure best serves (i) the objectives of our Board of Directors’ oversight of management, (ii) the ability of our Board of Directors to carry out its roles and responsibilities on behalf of the stockholders, and (iii) the Company’s overall commitment to good corporate governance.
The Board of Directors is led by the Executive Chairman of the Board with each of the Board committees being led by a committee chairperson. Mr. Fahs’ role as the Executive Chairman allows the Chief Executive Officer to focus his time and energy on operating and managing the Company while leveraging the experience and perspectives of the Executive Chairman.
In order to continue to drive a high performing Board, the Board has appointed a Lead Independent Director who is responsible for identifying issues for the Board to consider and properly addressing issues with all directors being heard. The specific responsibilities of the Executive Chairman, Chief Executive Officer, and Lead Independent Director are outlined in the table below:

Executive Chairman
•
Leads the Board in its governance and oversight responsibilities
•
Serves as the principal liaison on Board-wide issues between directors and management
•
Develops and shapes the agendas for Board meetings in consultation with the CEO, Corporate Secretary, and other members of the Board
•
Presides over all Board meetings and the Annual. Meeting of Stockholders
•
Represents the Board with management and the public; facilitates communication with, and is the Board spokesperson with, stockholders, investors and other stakeholders
•
Provides counsel to the CEO on a variety of historic, strategic and policy issues
•
Supports the transition and ongoing success of the CEO by facilitating introductions and establishing relationships with customers, public leaders, investors and other stakeholders
•
Collaborates with the Board on CEO succession planning and developing bench strength within the organization, and provides input with respect to the appointment, removal, development, evaluation and succession of the CEO

Chief Executive Officer
•
Sets the operational leadership and strategic direction of the Company
•
Sets the day-to-day leadership and business plan, including short-term and long-term goals, of the Company
•
Builds and leads a strong executive team, providing guidance and support to senior management
•
Reports to and collaborates with the Board, providing updates on company performance and strategic initiatives
•
Communicates with stockholders and investors, providing insights into the Company’s financial health and strategic direction

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Lead Independent Director
•
Serves as the liaison between the Executive Chairman and the independent directors
•
Sets the agendas for, and presides over, the executive sessions of the non-employee and independent directors
•
Has the authority to call meetings of the independent and non-management directors
•
Consults with the Executive Chairman regarding information sent to the Board in connection with Board meetings
•
Assists the Executive Chairman in assuring compliance with and implementation of the Corporate Governance Guidelines
•
Makes recommendations for changes to governance practices
•
Assists the nominating and corporate governance committee in its annual evaluation of the Executive Chair’s effectiveness, including an annual evaluation of his or her interactions with the directors and ability to provide leadership and direction to the full Board
•
Coordinates the assessment and evaluation of Board candidates
•
Remains apprised of inquiries from stockholders and is available, if requested by the stockholders, when appropriate, for consultation and direct communication

The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Meetings and Attendance
All directors are expected to make every effort to attend all meetings of the Board and of the committees of which they are members, as well as the annual meeting of stockholders. During the fiscal year ended January 3, 2026, the Board held five meetings. During 2025, each of our directors attended 75% or more of the aggregate number of meetings of the Board and committees on which he or she served, in each case while they served on the Board or such committees, and 90% of our directors that were members of our Board at the time attended the 2025 annual meeting of stockholders.
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Board Committees
Our Board of Directors has three standing committees: the audit committee, the nominating and corporate governance committee, and the compensation committee. All members of our committees are independent directors. Each of these committees is governed by its written charter approved by our Board. We make copies of these charters available free of charge on the investors section of our website, www.nationalvision.com. Other than the text of the charters, we are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement. The following further describes the membership, duties and responsibilities of each of the Board’s committees.

Audit Committee
Susan O’Farrell (Chair) Naomi Kelman Michael J. Nicholson 7 Meetings held in 2025
The audit committee is responsible for, among other things, preparing the audit committee report required by the SEC to be included in our proxy statement and assisting the Board with respect to its oversight of:
•
our risk management policies and procedures
•
the audits and integrity of our financial statements, and the effectiveness of internal control over financial reporting
•
our compliance with legal and regulatory requirements, including SEC filings
•
the qualifications, engagement, performance and independence of the outside auditors, including approving all auditing and non-auditing services performed by our outside auditors
•
approving the annual audit plans and the performance of our internal audit function
The Board has determined that each of Mses. Kelman and O’Farrell and Mr. Nicholson qualify as an independent director under Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and that Ms. O’Farrell and Mr. Nicholson each qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee
Susan Somersille Johnson (Chair) Naomi Kelman James M. McGrann Caitlin Zulla 4 Meetings held in 2025
The primary purpose of the compensation committee is to assist our Board of Directors in discharging its responsibilities relating to:
•
setting our compensation philosophy and compensation of our executive officers and directors
•
monitoring our equity-based and certain incentive compensation plans
•
preparing the compensation committee report required to be included in our proxy statement or annual report under the rules and regulations of the SEC
The Board has determined that each of Ms. Johnson, Ms. Kelman, Mr. McGrann and Ms. Zulla are independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines.

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Nominating and Corporate Governance Committee
Virginia A. Hepner (Chair) Jose Armario Michael J. Nicholson D. Randolph Peeler 4 Meetings held in 2025
The primary purpose of the nominating and corporate governance committee is to provide assistance to the Board by, among other things:
•
determining the size, structure, composition, processes and practices of the Board and its committees
•
assessing director independence and qualifications
•
identifying and recommending, and assisting the Board in recruiting, qualified director candidates
•
overseeing the Board’s director education practices
•
taking a leadership role in shaping the corporate governance of the Company through its review and development of our Corporate Governance Guidelines and practices and guidance of the annual Board evaluation
•
exercising, along with the Board, oversight responsibility for our sustainability strategy and providing oversight and guidance on environmental sustainability, social justice and corporate responsibility issues and opportunities
The Board has determined that each of Ms. Hepner and Messrs. Nicholson, Peeler and Armario are independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines.

Board Oversight
The primary responsibility of our Board is to oversee the management of the business and the affairs of the Company for the benefit of our stockholders and other stakeholders, using its business judgment to act in the best interests of the Company and its stockholders. As part of its responsibility, the Board oversees critical matters such as strategy, management succession planning, financial and other internal controls, corporate governance, risk management and compliance, and selects and oversees the members of senior management who are charged by the Board with conducting the business of the Company.
The Board’s role in oversight is further described below and in our Corporate Governance Guidelines.
Management Succession Planning
A primary responsibility of the Board is planning for CEO succession, overseeing the development and retention of senior talent, and monitoring management’s succession planning for other senior executives. Succession planning and management development are discussed regularly by the Board. As part of the succession planning review process, the Board reviews and discusses the capabilities of, as well as succession planning and potential successors for, both our CEO and other executive officers. The Board and compensation committee consider, among other things, organizational and operational needs, competitive challenges, leadership and management potential and development, and planning for emergency situations. Management also develops ideas and presents plans for identification, mentoring and continuing development of potential internal candidates for executive leadership positions and ensures that directors have substantial opportunities to engage with successor candidates, including emerging leaders. The Board also has access to external consultants, as needed.
Board Oversight of Risk Management
Management is responsible for the day-to-day management of risk, while the Board, as a whole and through its committees, is responsible for oversight of the Company’s ongoing assessment and management of material risks impacting the business, including assessing whether management has an appropriate risk management framework to manage risks and whether that framework is operating effectively. The Board engages in risk oversight throughout the year as a matter of course in fulfilling its role overseeing management and business operations, including receiving regular reports from management on the strategic plans and related risks facing
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the Company which range from financial risks to operational, regulatory, legal, supply chain, sustainability, competitive and information technology risks. Significant operational risks that relate to ongoing business operations are the subject of regularly scheduled reports to either the full Board or one of its committees.
The Board has delegated to its committees certain elements of its risk oversight function to better coordinate with management and serve the long-term interests of our stockholders. The risks periodically reviewed by committees are also reviewed by the entire Board when deemed appropriate by the Board or its committees. The independent Chair of the Board promotes effective communication and consideration of matters presenting significant risk to the Company through his role in developing the Board’s meeting agendas, chairing meetings of the Board, and facilitating communications between independent directors of the Board and the Chief Executive Officer. We believe that the leadership structure of our Board, along with the allocation of risk management responsibilities described below by appropriate committee oversight, provides appropriate risk oversight of our activities.
Audit Committee
The audit committee oversees our risk management process with a specific focus on internal controls, financial statement integrity, compliance programs, fraud risk, legal matters and related risk mitigation. Along with the Board, the audit committee receives regular reports from management to help ensure effective and efficient oversight and to assist in proper risk management, including with respect to cybersecurity and data security risks, and the ongoing evaluation of management controls and procedures. Through its regular meetings with management, including the finance, legal, internal audit, and compliance functions, and discussions, as appropriate, with our independent registered public accounting firm and internal auditors, the audit committee reviews and discusses significant areas of our business, including areas of risk and appropriate mitigating factors. The internal audit function reports functionally and administratively to our Chief Financial Officer and directly to the audit committee. The audit committee receives reports on information technology risks, including data security, artificial intelligence and cybersecurity. The audit committee reviews cybersecurity and data security risks and mitigation strategies, along with program assessments, planned improvements and the status of information technology initiatives, with the Chief Technology Officer quarterly. These risks and mitigation strategies are also periodically reviewed by the entire Board. See Item IC. Cybersecurity in our Annual Report on Form 10-K for additional details.
Compensation Committee
The compensation committee reviews the risk profile of our compensation policies and practices, including a review of a risk assessment of our compensation programs and managing risk associated with human capital management, including employee recruitment and retention.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee monitors risks relating to governance matters, including sustainability risks and the potential risks, impacts and opportunities posed by climate change, and reports to the Board on these risks and any recommended appropriate actions in response to those risks, as further described below under “Board Oversight of Corporate Sustainability.”
Board Oversight of Corporate Sustainability
Our Board is highly engaged in our corporate sustainability strategy, particularly given that societal impact is intricately linked to the mission of our business—making eye care and eyewear more affordable and accessible. Our nominating and corporate governance committee is responsible for overseeing the effectiveness of our sustainability strategies, policies, goals, initiatives and programs, including the review of our annual Corporate Sustainability Report, while our compensation committee is responsible for overseeing the development and implementation of human capital and succession plans and considering how best to incorporate human capital matters into our executive compensation plans. Our audit committee is responsible for overseeing our enterprise risk management program, which includes sustainability topics. See “Corporate Governance Matters—Sustainability” for a detailed discussion of our corporate sustainability strategy.
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Board and Committee Evaluations
As a part of the Board’s commitment to corporate governance and ongoing focus on Board effectiveness, the nominating and corporate governance committee coordinates an annual review and self-evaluation of the performance of the Board, its committees and individual directors. In addition, the nominating and corporate governance committee regularly reviews the Board’s composition and skillset and makes recommendations to the Board accordingly.
Process
The evaluation typically begins with a written questionnaire asking directors for feedback on a range of topics developed by the nominating and corporate governance committee with input and support from the Company’s General Counsel. Following completion of the questionnaire, the chair of the nominating and corporate governance committee conducts one-on-one conversations with members of the Board to further discuss these or any additional topics. Topics generally include:
•	The structure and leadership of the Board and its committees
•	Overall Board and committee effectiveness, including meeting agendas and content, flow and organization of Board and committee meetings, allocations and priorities of Board and committee topics
•	Board oversight, particularly of strategy and risk management
•	CEO, senior leadership, and organizational talent and succession planning
•	Board access to information and resources
•	Management responsiveness to requests for information and updates
In 2025, the chair of the nominating and corporate governance committee reviewed prior assessment processes and determined that this process, anchored in a written questionnaire and supplemented by one-on-one conversations, continues to be the best methodology to meet the Board’s desired goals for the evaluation process and the evaluation was conducted and completed with each director providing direct feedback. The questionnaire was anonymous and provided for both numerical ratings and narrative responses.
Review
The evaluations were reviewed, and the ratings and narrative comments were aggregated and summarized with results provided to the nominating and corporate governance committee as well as the full Board. The chair of the nominating and corporate governance committee led a discussion regarding the evaluations and followed up with individual directors as appropriate.
Feedback and Action
The annual evaluation process provides the Board with valuable insight regarding areas where the Board believes it functions effectively and areas where the Board believes it can continue to improve its effectiveness and oversight. As appropriate, these evaluations result in updates or changes to our practices as well as commitments to continue existing practices that our directors believe contribute positively to the effective functioning of our Board and its committees. For example, input by directors in recent years has informed the practices of the Board and its committees in areas such as meeting agendas and content, risk oversight, communication between the Board and management and director education focus areas.
Code of Conduct
We are committed to ensuring our business is conducted ethically and legally. We maintain a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, which we call our Code of Conduct. Our Code of Conduct is a “code of ethics” as defined in Item 406(b) of Regulation S-K and is posted in the investors section of our website, www.nationalvision.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website.
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Hedging and Pledging Policies
Our Securities Trading Policy requires executive officers and directors to consult the Company’s General Counsel prior to engaging in transactions involving Company securities. Directors and executive officers are prohibited from hedging or monetization transactions including, but not limited to, variable forward contracts, equity swaps, collars and exchange funds, or from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or establishing a short position in Company securities. Our Securities Trading Policy discourages employees from purchasing Company securities on margin, or borrowing against any account in which Company securities are held, or pledging Company securities as collateral for a loan. For directors and officers, the pledging of Company securities is limited to those situations approved by the Company’s General Counsel.
Transactions with Related Persons
The Board has adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. It is our policy that no related person transaction will be executed without the approval or ratification of the disinterested members of the Board or a committee of the Board.
There were no related persons transactions since the beginning of fiscal year 2025 required to be reported in this proxy statement under the applicable SEC rules.
Director Compensation
Our director compensation program is designed to attract qualified, non-employee directors and align with our overall compensation philosophy. The compensation committee, with assistance from its independent compensation consultant, reviews our director compensation program regularly to ensure the program is structured consistent with best practices and current trends. As part of this review, the director compensation program is benchmarked against the same compensation peer group used for executive compensation benchmarking. Our employee directors do not receive payment for their service on the Board in addition to their regular employee compensation.
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Elements of Director Compensation
In 2025, our director compensation program consisted of the following:

Annual Cash Retainer • Annual cash retainer paid quarterly, in arrears. • Non-employee directors are given the option to elect, prior to the end of the calendar year immediately preceding the calendar year in which such cash retainer fees would otherwise be paid, to receive all or any portion of their annual cash retainer in equity, in the form of additional restricted stock units.	$80,000
Annual Equity Grant Annual equity grant in the form of restricted stock units that vest on the first anniversary of the grant date, subject to continued service through the vesting date.	$170,000
Additional Compensation for Lead Independent Director	$30,000
Additional Compensation for Committee Chairs Committee chairs receive an additional annual cash retainer paid quarterly, in arrears.
Audit Committee	$25,000
Compensation Committee	$20,000
Nominating and Corporate Governance Committee	$15,000
Additional Committee Service(1)	$12,000

(1)
During 2025, the Board formed an ad-hoc, operationally focused committee of the Board to oversee the progress of strategic operational initiatives. This committee met monthly and its members received an additional cash retainer of $12,000, paid quarterly, in arrears.

Our directors are not paid any fees for attending meetings. However, our directors are reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings.
2025 Director Compensation
The following table reflects all cash compensation paid and the aggregate market value of stock awards granted to our non-employee directors for service in fiscal 2025:

Name	Fees earned or paid in cash(1)(2) ($)	Stock awards(3) ($)	All other compensation ($)	Total ($)
D. Randolph Peeler(1)	101,250	—	—	101,250
Jose Armario	80,000	170,016	—	250,016
Virginia A. Hepner	95,000	170,016	—	265,016
Susan S. Johnson	99,556	170,016	—	269,572
Naomi Kelman	80,000	170,016	—	250,016
James M. McGrann	71,667	213,334	—	285,001
Micheal J. Nicholson	71,667	213,334	—	285,001
Susan O’Farrell	105,000	170,016	—	275,016
Caitlin Zulla	80,000	170,016	—	250,016
Former Directors
Thomas V. Taylor, Jr.(4)	47,222	—	—	47,222

(1)
At the request of Mr. Peeler, the compensation committee approved in June 2025 a program in which (i) in lieu of paying any cash retainer earned for Board or committee service directly to Mr. Peeler, the Company will instead make a quarterly donation of such retainer in Mr. Peeler’s name to our foundation or another charity of its choosing, and (ii) Mr. Peeler will not receive the restricted stock unit award to which non-employee directors are entitled under the director compensation program.

(2)
Includes all annual retainer fees earned by the directors listed in 2025. Mr. Peeler donated his cash retainer to 20/20 Quest, a Company-sponsored charitable foundation. Mr. Armario and Ms. Zulla elected to receive 100% of each of their cash retainer in equity and Ms. O’Farrell elected to receive 50% of her cash retainer in equity, resulting in a grant of additional restricted stock units on June 18, 2025, as follows: Mr. Armario (10,870), Ms. O’Farrell (9,674) and Ms. Zulla (10,870). The grant date fair value of these awards, calculated in

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accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) is as follows: Mr. Armario—$80,017, Ms. O’Farrell—$52,509, and Ms. Zulla—$80,017. Information about the assumptions used to value these awards is set forth in our Annual Report on Form 10-K in Note 6 to our Consolidated Financial Statements for the year ended January 3, 2026.
(3)
On June 18, 2025, we granted each of our non-employee directors such number of restricted stock units determined by dividing $170,000 by $23.00, the closing price of our common stock on June 18, 2025, the date of grant, rounded up to the next whole restricted stock unit. Accordingly, each director received 7,392 restricted stock units, which will vest 100% on the first anniversary of the grant date.

Mr. McGrann and Mr. Nicholson joined the Board on March 21, 2025, at which time we granted each of them 3,327 restricted stock units, representing a pro rata number based on the number of days between the date of their appointment and June 18, 2025, the date of the next annual meeting of stockholders, and using the closing price of our common stock on March 21, 2025, of $13.02. These awards will vest 100% on the first anniversary of the grant date.
Amounts in this column reflect the grant date fair value of the award calculated in accordance with ASC Topic 718 on the date of the grant. Information about the assumptions used to value these awards is set forth in our Annual Report on Form 10-K in Note 6 to our Consolidated Financial Statements for the year ended January 3, 2026.
As of January 3, 2026, the non-employee directors in service as of that date held the following number of unvested restricted units: Mr. Armario (10,870), Ms. Hepner (7,392), Ms. Johnson (7,392), Ms. Kelman (7,392), Mr. McGrann (10,719), Mr. Nicholson (10,719), Ms. O’Farrell (9,674), and Ms. Zulla (10,870).
(4)	Mr. Taylor’s term as a director ended at the 2025 annual meeting of stockholders.
Director Stock Ownership Guidelines
Under our stock ownership guidelines (the “Guidelines”), non-employee directors are required to hold common stock and restricted stock units having a market value equal to at least five time (5x) the annual cash retainer. There is no required time frame within which a director must attain the applicable stock ownership level; however, the Guidelines provide that until the applicable ownership level is achieved, directors must retain 50% of vested shares net of stock option exercise and tax withholding, as applicable. Shares that count toward these ownership requirements include shares owned outright, shares held in our 401(k) plan or other retirement plan and shares of time-based restricted stock and restricted stock units (whether vested or unvested). The retention requirement applies to all prior and future grants. As of January 3, 2026, Messrs. McGrann and Nicholson are subject to the restrictions in the Guidelines until their ownership requirements are met, and all other non-employee directors met or exceeded their current ownership requirements.
Communications with the Board
As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of our Board, including the chairperson of our Board, the chairperson of any of the audit, compensation and nominating and corporate governance committees, or the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 2000 Newpoint Parkway, Suite 100, Lawrenceville, Georgia 30043, who will forward such communication to the appropriate party or parties.
Stockholder Engagement
We are committed to stockholder engagement and greatly value the input we receive from our stockholders. We believe strong corporate governance should include year-round engagement with our stockholders. Our investor relations team and members of our senior management are in frequent communication with stockholders on a variety of matters, including our operations and financial performance. Our Chief Executive Officer and Chief Financial Officer are engaged in meaningful dialogue with our stockholders through our quarterly earnings calls and investor-related outreach events. In addition, a cross-functional team conducts our off-season stockholder outreach and engagement program through which we solicit feedback focused on corporate governance, executive compensation, corporate social responsibility, sustainability and other matters of interest to our stockholders. Stockholder engagement and feedback is regularly shared with our Board of Directors.
In 2025 and 2026, as part of our off-season stockholder engagement efforts, we engaged with our top institutional investors representing approximately 50% of our outstanding shares following outreach to stockholders representing approximately 90% of our outstanding shares. Many of these stockholders expressed support for the continued progress of our sustainability strategy and other topics covered included business operations, governance, human capital and our executive compensation program.
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CORPORATE GOVERNANCE MATTERS

Sustainability & Human Capital Management
Sustainability
Our commitment to sustainability is a core part of who we are as a Company, as is evidenced by our mission —“We help people by making quality eye care and eyewear more affordable and accessible.” We understand the importance of acting responsibly as a business, employer and corporate citizen. Engagement on sustainability is important to us and our stakeholders, and we are committed to balancing the social, economic, human capital management and environmental aspects of our business with disclosure highlighting our aspirations and achievements in these areas. In 2025, we published our third Sustainability Report covering the 2024 fiscal year, in which we enhanced our disclosure on how our approach to sustainability links to both stakeholder impact and to business success.
SEE+G Framework
Our SEE+G framework guides our sustainability efforts. The framework aligns with our priority topics and is organized according to four pillars:

Societal Impact
We focus on making high-quality eye care and eyewear accessible and affordable for all. Our philanthropic giving and partnerships expand access to affordable eye care for those in need around the world.

Employees
We invest in programs that support the well-being, development and quality of life of our people. We are committed to creating environments where team members at all levels are supported and empowered so that everyone can build happy, fulfilled and productive careers.

Environment	We work to understand the impacts of our activities, increase the efficiency of our operations and minimize our environmental footprint.
Governance	We strive to adhere to the highest standards and best practices for compliance, data privacy and cybersecurity, as well as product quality and safety.

SEE+G Highlights
Below are just a few of the efforts we highlighted in our 2024 Sustainability Report.

2024 SEE+G Highlights

Societal impact

>8.7M
customer lives impacted

>1.17M
additional lives impacted by philanthropy

>23,000
vouchers for free eye care or eyewear provided through National Vision Cares

Employees

>50%
of new managers were promoted from within National Vision

>$246,000
provided through National Vision Crisis Relief Fund in 2024

✓ **Developed and launched OptiStart for America's Best and Vista Optical, to support new associates**

Environment

✓ **Implemented waste reduction measures across our labs**

>730
locations are enabled with electronic health records

Governance

✓ **Published our Sustainable Supply Chain Strategy**

✓ **Continued to advance our 3rd party risk management**

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CORPORATE GOVERNANCE MATTERS

We have recently focused our efforts on continuing to build a strong foundation for the success of our business and, by extension, our philanthropic impact.
•
We drove positive Societal Impact by continuing our store donation program, which allows customers to contribute to our philanthropic foundation, 20/20 Quest. Funds received by 20/20 Quest through this program help to provide eyeglasses to people in need around the world. In 2024, our customers and partner organizations contributed more than $1.7 million through the program. In 2024, we provided more than 23,000 vouchers for free eye care or eyewear through National Vision Cares, a program that has proved effective both in engaging our associates and having real community impact.

•
We supported our Employees by continuing to survey associates and optometrists and using their feedback to inform our business plans and investing in the training and development of our store teams, including our Area Managers and Training Store Manager career development pathways and new District Manager training program, to help them become better optical leaders.

•
We continued our commitment to the Environment by continuing to identify ways to automate processes to further increase our efficiency, including by completing the installation of automated systems at three of our facilities to promote sustainability, quality and safety while protecting lower operating costs, and expanding the electronic health records at over 200 additional locations in 2024, bringing the total number of locations up to 730 at the end of 2024.

•
We enhanced our Governance practices by taking key actions to advance our commitment to good corporate governance as highlighted under “Corporate Governance—Key Governance Developments” and continuing to develop our supply chain strategy. For the fourth year in a row, the Company was included in Newsweek’s 2026 list of Most Responsible Companies in America, reflecting our belief that corporate success and social responsibility go hand in hand.

Moving forward, we will continue to strategically progress our SEE+G initiatives, partnerships and infrastructure, while remaining focused on areas that will help us help others to see better.
Human Capital Management
With an inclusive and people-first culture, we are committed to creating environments where everyone can build happy, fulfilled and productive careers. That’s why we’ve cultivated a collaborative atmosphere where team members at all levels are supported and empowered. Our employees’ contributions are central to our impact and our human capital initiatives are focused on attracting highly qualified individuals and providing them with continued opportunities for growth and development. As of January 3, 2026, we had 13,138 full-time and part-time associates, including 635 directly employed optometrists. As of January 3, 2026, our network of optometrists included 2,367 optometrists, of which 635 were directly employed by us, 1,645 were employed by professional corporations or similar entities with which we contract, and 87 sublease in our store locations.
Talent Acquisition
We are committed to attracting talent aligned with our Vision, Mission and Values. We continue to refine our technology to improve both the candidate and hiring manager experience. In addition, we have established critical partnerships with outside vendors that provide us with additional resources to drive candidate flow for key roles. We are continuing our multi-year sponsorship of the Association of Schools and Colleges of Optometry campaign “Optometry Gives Me Life” targeted at high school and college students and ensuring that graduating optometrists are educated on the variety of career options available to them. Additionally, we support our associates’ interest in attending Optometry school through our internal National Vision Doctor of Optometry Tuition Reimbursement Program, which provides for the reimbursement of education expenses to associates attending optometry school. We utilize both in-person events and online platforms for job fairs and on-campus events, and selectively offer key incentives, such as a student loan repayment program.
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CORPORATE GOVERNANCE MATTERS

Talent Development
We are committed to high-quality training support for our associates. We have increased ongoing training in recent years, especially in the areas of safety protocol procedures and customer interactions, and have enhanced virtual, instructor-led training classes, allowing for high-touch training in a remote setting. We provide associates and optometrists with several opportunities and mechanisms through which they can provide feedback and that allows us to continue developing programs for training and growth.
In 2025, we continued to strengthen our onboarding programs introduced in the prior year. Both the store-based new hire and district manager onboarding programs were reviewed, refined, and enhanced. Additionally, training and talent development efforts focused on equipping our frontline teams with the knowledge, skills, and techniques needed to deliver an exceptional customer experience. Each month, store teams participated in multiple in-person training sessions designed to deepen associates’ understanding of lens and frame product knowledge, managed vision care insurance, and selling techniques to help customers choose the best value for their lifestyle. Our training strategy aimed to build associates’ knowledge and confidence, with the ultimate goal of improving customer satisfaction and overall experience.
Benefits and Wellness
We strive to ensure our people always feel supported so they can bring their best selves to work every day. We demonstrate this commitment through many of our benefits and wellness offerings. Programs like our 401(k) plan, core and supplemental life insurance, health plan, short and long-term disability, wellness and disease management programs, including personalized programs for diabetes and hypertension, paid time off, parental and adoption leave, accident, critical illness, group legal and identity theft programs, and a financial protection resource, provide the resources essential for helping our people care for themselves and their families. We also offer free, on-demand mental and behavioral health resources, to provide needed guidance when work and personal challenges affect an associate’s overall well-being. Additionally, our associates receive an annual associate eyewear coupon and eyewear gift tickets that provide them, along with their friends and family, discounted eyewear purchases in our stores.
Our college scholarship program was established to assist associates with children aged 24 or under, who are high school seniors or graduates and planning to enroll in a full-time undergraduate course of study at an accredited U.S. college or university. Each year, ten recipients are granted an award of $2,500 each and awards are renewable for up to three years for a total scholarship of $10,000. We also provide qualifying associates who are in pursuit of a Doctor of Optometry degree with financial support through a tuition reimbursement program.
Our compensation programs are designed to reinforce our growth agenda and talent acquisition strategy. In addition to competitive base pay, we seek to reward associates with annual incentive awards, recognition programs and equity awards for associates at certain levels.
Health and Safety
Our health and well-being efforts are built on a foundational commitment to the safety of our associates and the doctors in our network. We believe that we are in material compliance with applicable Occupational Safety and Health Administration guidelines and state regulations. At each of our labs and distribution centers, there are specific leaders responsible for the management of associate safety. For example, lab directors organize and run safety trainings for local associates, some of which are conducted through our Learning Management System and others through in-person instruction. In our retail locations, we support managers and field leaders in understanding and complying with applicable laws and regulations.
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EXECUTIVE COMPENSATION

Executive Compensation
Proposal 2—Advisory Vote to Approve the Compensation of our Named Executive Officers

The Board recommends that you vote “FOR” Proposal 2.
What Am I Voting on?	We are conducting a non-binding, advisory vote to approve the compensation of our named executive officers as described in this proxy statement, commonly referred to as “Say-on-Pay.”
Vote Required	The proposal must be approved by a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter.

Background
As required pursuant to Section 14A of the Exchange Act, we are conducting a non-binding, advisory vote to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis section of this proxy statement. This vote is commonly referred to as “Say-on-Pay.” Our stockholders have previously voted to hold a Say-on-Pay vote every year, and our Board therefore determined to hold Say-on-Pay votes annually until the next required advisory vote on the frequency of future Say-on-Pay votes, which will occur at the 2030 annual meeting of stockholders.
Although this vote is advisory in nature, the compensation committee takes very seriously its role in the governance of our compensation programs and values thoughtful input from stockholders. The compensation committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.
In considering your vote, we encourage you to review the information about our compensation policies and decisions regarding our named executive officers presented under the heading “Compensation Discussion and Analysis,” and the compensation tables and narrative discussion under the heading “Executive Compensation.”
Proposed Resolution
The text of the resolution in respect of Proposal 2 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion is hereby APPROVED.”
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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis contains a discussion of the material elements of compensation awarded to, earned by or paid to our named executive officers (“NEOs”). Our NEOs for the fiscal year ended January 3, 2026, were:

Named Executive Officer	Title
L. Reade Fahs(1)	Executive Chairman
Alexander N. Wilkes	Chief Executive Officer and Director
Christopher J. Laden	Chief Financial Officer
Mark S. Banner	President of America’s Best
Jared Brandman	Chief Legal & Strategy Officer, Corporate Secretary
Bill Clark	Chief People Officer
Former Officers
Patrick R. Moore(2)	Former Interim Chief Financial Officer
Melissa Rasmussen(3)	Former Chief Financial Officer

(1)	Mr. Fahs served as our Chief Executive Officer through August 1, 2025.
(2)
On March 4, 2025, Mr. Moore was appointed as Interim Chief Financial Officer and served in that role through March 31, 2025, when Mr. Laden, our current Chief Financial Officer, assumed the role. Mr. Moore continues to serve in an advisory role to the Company.

(3)	Ms. Rasmussen served as our Chief Financial Officer through March 3, 2025.
2025 Business Highlights
2025 was a defining year for National Vision. We continued executing our transformation and laid out a strategy centered around modernizing the business, improving the quality of our customer base, and delivering strong financial results. Over the past year, we aligned the organization around a clear mandate: modernize every aspect of the business while expanding operating margins. Our teams executed with urgency and discipline, delivering strong mid-single-digit comparable store sales growth, meaningful operating margin expansion, and solid earnings growth, all while investing to strengthen our long-term competitive position.
Certain of our financial results and operational highlights for fiscal 2025 are summarized below. NEO compensation for 2025 was paid or awarded in the context of these results.

2025 Financial Highlights

  •
Comparable store sales growth was 5.9% and Adjusted Comparable Store Sales Growth was 6.0%
  •
Net revenue increased 9.0% over 2024 to $1,987.5 million
  •
Net income from continuing operations of $29.6 million and Diluted EPS from continuing operations of $0.37, with Income (loss) from continuing operations margin improving to 1.5% from (1.5)%
  •
Adjusted Operating Income from continuing operations of $102.5 million compared with $65.5 million in fiscal year 2024, with Adjusted Operating Margin improving 5.2% from 3.6%
  •
Adjusted Diluted EPS from continuing operations increased to $0.80 compared with $0.52 in fiscal year 2024
  •
Overall store count grew 0.8% to 1,250 stores
  •
We ended fiscal 2025 with a cash balance of $38.7 million, and total liquidity of $332 million, including available capacity from our revolving credit facility and with a net debt to adjusted EBITDA of 1.1 times; during fiscal 2025, we repaid $101.3 million in long term debt and convertible notes, bringing our total debt outstanding net of unamortized discounts to $245.9 million at the end of 2025

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EXECUTIVE COMPENSATION

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EXECUTIVE COMPENSATION

In this proxy statement, we discuss financial measures that are referred to as non-GAAP financial measures, including adjusted comparable store sales growth, adjusted operating income, adjusted diluted EPS and annual incentive adjusted operating income. See Appendix A to this proxy statement for more information regarding these measures and reconciliations to the most directly comparable GAAP measures.
Financial results for all periods presented are reported on a continuing operations basis and reflect the results of our former Legacy segment and the substantial majority of AC Lens operations as discontinued operations. Unless otherwise noted, amounts and disclosures in this proxy statement relate to the Company’s continuing operations.
These financial highlights are reproduced from our Annual Report on Form 10-K for the fiscal year ended January 3, 2026, and speak as of March 4, 2026, the date we filed our Form 10-K with the SEC, unless clearly indicated otherwise.
CEO Succession
On April 28, 2025, the Board approved the Company’s CEO succession plan (the “Succession Plan”). Under this plan, effective August 1, 2025, Mr. Wilkes succeeded Mr. Fahs as Chief Executive Officer and was appointed to the Board, Mr. Fahs assumed the role of Executive Chairman, and Mr. Peeler assumed the role of Lead Independent Director. In connection with Mr. Wilkes’ appointment, the compensation committee approved certain changes to Mr. Wilkes’ compensation. In accordance with his new position and responsibilities, Mr. Wilkes’ salary was increased from $600,000 to $900,000 effective August 1, 2025, and his target annual cash bonus opportunity for 2025 was increased from $450,000 to $900,000. In addition, Mr. Wilkes received a one-time, promotional award of restricted stock units having a grant date value of $1,000,000, which will vest in three annual installments, conditioned upon his continued employment. Additionally, in connection with the Succession Plan, the Company entered into an Executive Chair Agreement with Mr. Fahs. The terms of this agreement are further described below under “Agreements with Named Executive Officers.”
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EXECUTIVE COMPENSATION

Key Features of our Compensation Program

What We Do:	What We Don’t Do:

Pay for performance, with high percentages of performance-based and long-term equity compensation

Grant performance stock units that vest based on achievement of performance goals over a three-year performance period and, beginning in 2025, include a relative shareholder return component

Award annual cash incentives based on performance against predefined performance metrics

Maintain robust stock ownership guidelines for our NEOs and directors
•
Chief Executive Officer—6x annual base salary
•
Other NEOs—3x annual base salary
•
Non-Employee Directors—5x annual cash retainer

Review our compensation programs and strategy annually with robust Board and committee oversight

Hold an annual Say-on-Pay vote supported by a strong stockholder engagement strategy

Require “Double-Trigger” vesting for change in control provisions

Maintain an incentive compensation recovery (“clawback”) policy

Retain an independent compensation consultant

✘
No excise tax gross-ups
✘
No hedging of the Company’s stock by NEOs or directors
✘
No supplemental executive retirement plans
✘
No option repricing without stockholder approval
✘
No significant perquisites for executive officers

Compensation Philosophy and Approach
Our mission is making quality eye care and eyewear more accessible and affordable. In order to do this, we must attract, engage and retain highly talented individuals who are committed to our core values of doing what is right, creating happiness every day and being energized to serve. We design our compensation programs to attract and retain a talented and experienced executive team with the skills and qualifications to manage and lead the Company effectively and help us achieve these goals. We strive to create the right balance of pay for performance and long-term value creation for our stockholders, while rewarding short-term success and motivating our leaders to execute against our strategic growth initiatives without taking unnecessary risks. We believe our current compensation programs strike this balance.
Compensation Objectives
Our executive compensation program supports the following objectives:
•
Motivate executives to meet or exceed performance goals. A significant portion of each NEO’s total compensation is directly tied to the achievement of the Company’s overall financial and strategic goals.

•
Attract and retain talented executives. The Company seeks to provide overall levels of compensation that are market-competitive to attract, retain and motivate highly qualified executives to continue to enhance long-term equity value.

•
Link the financial interests of executives and stockholders. In order to foster a strong relationship between stockholder value and executive compensation, a significant portion of executive compensation is composed of long-term equity incentive awards. Additionally, 50% of the long-term incentive awards granted to our NEOs is in the form of performance stock units (“PSUs”) directly tied to the Company’s financial performance.

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EXECUTIVE COMPENSATION

2025 Executive Compensation Developments
To further align the interests of our executive officers with the interests of our stockholders and to promote long-term value creation for stockholders, the compensation committee approved certain changes to our annual cash incentive program and long-term equity incentive program for 2025. Engaging with stockholders to understand their priorities and areas of focus is fundamental to our commitment to good governance and, over the past several years, feedback received from these discussions has helped inform these and other enhancements to our executive compensation programs and disclosures.
Our executive compensation program for 2025 included the following changes:
•
Additional performance metric added to the annual cash incentive program. For 2025, our annual cash incentive program included Adjusted Comparable Same Store Sales Growth as a second corporate performance metric, in addition to Annual Incentive Adjusted Operating Income. Adjusted Comparable Store Sales Growth is a key metric used by both management and stockholders to assess the operational health and overall performance of each brand and the Company as a whole.

•
Enhanced PSU design, including relative total shareholder return component. For 2025, our PSUs included relative total stockholder return as a third performance metric (weighted 25%), in addition to financial performance goals related to growth in annual Adjusted Operating Income (50%) and Return on Invested Capital (25%).

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EXECUTIVE COMPENSATION

NEO Compensation Overview
Key Elements of 2025 Compensation

	Compensation Elements	Purpose	Characteristics	2025 Actions and Results
Fixed Pay	Base Salary	Provide a competitive level of fixed pay to attract and retain talented and experienced executives	• Based on individual role, skill set, market data, and internal pay equity • Base salaries are reviewed at least annually and may be increased from time to time	In 2025, we increased the base salaries of our NEOs to more closely align compensation opportunities with the competitive market, as further described under “Base Salaries” below
At-Risk Pay	Annual Cash Incentive Awards (“STIP” Awards)	Incentivize management to achieve our short-term strategic and financial objectives consistent with our long-term goals
•
Based on annual, quantitative financial performance objectives established by the compensation committee
•
STIP awards pay out between 0% and 200% of target based on Company performance against a corporate performance metric
•
In 2025, the compensation committee set Annual Incentive Adjusted Operating Income (“STIP AOI”) (75%) and Adjusted Comparable Same Store Sales Growth (25%) as the corporate performance metric for STIP awards
Based on STIP AOI performance of $134.5 million and Adjusted Comparable Same Store Sales Growth of 6.0%, the STIP funded at 196.6% of target
	Long-Term Incentive Awards (“LTIP” Awards)	Align the interests of our executives and stockholders
	50% Restricted Stock Units (“RSUs”)	Facilitate stock ownership and retain talented executives	• RSUs vest in three equal annual installments
	50% Performance Stock Units (“PSUs”)	Reward long-term performance
•
Three-year performance period
•
Vest between 0% and 200% based on Company performance against qualitative performance objectives established by the compensation committee
•
PSUs granted in 2025 will vest based on:
—
Adjusted Operating Income (“AOI”) - 50% weighting
—
Return on Invested Capital (“ROIC”) -
25% weighting
—
Relative Total Shareholder Return (“rTSR”) -
25% weighting
In January 2026, the compensation committee certified the level of achievement for the PSUs granted in 2023, resulting in vesting at 133.3% of target based on three-year AOI and ROIC performance

Each of these elements is further described under the heading “Elements of Compensation” below.
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EXECUTIVE COMPENSATION

2026 Executive Compensation Updates
In March 2026, the compensation committee approved a special, one-time design for the PSUs granted in 2026 to the Company’s senior leadership, including our executive officers, to further align the interests of our executive officers with the interests of our stockholders, further promote long-term value creation for stockholders, and help secure the benefit of our executive officers’ leadership in a highly competitive market.
The core portion of these 2026 PSUs is similar to the PSUs granted in 2025, with 25% vesting based on attainment of relative total shareholder return, and the remainder vesting based on achievement of financial performance goals related to growth in annual Adjusted Operating Income (50%) and Return on Invested Capital (25%) (together, the “Base 2026 PSUs”). Regardless of our performance against goals relating to growth in Annual Adjusted Operating Income, the AOI portion of the Base 2026 PSUs will not vest if the Company’s Adjusted Operating Income growth is negative over the three-year performance period.
The 2026 PSUs also include a special, one-time modifier based on total stockholder return milestones during the three-year performance period (the “Modifier PSUs”). These Modifier PSUs are entirely performance-based, only apply to the number of Base 2026 PSUs actually earned over the performance period, have a longer vesting requirement than the Base 2026 PSUs (50% on the fourth anniversary of the grant date and 50% on the fifth anniversary of the grant date, assuming the milestone requirements are met), and will only deliver significant value to the recipients if the Company’s stock price significantly exceeds the 20-day average leading up to the grant date. The compensation committee does not expect to grant similar modifier awards in the coming years.
Pay for Performance Philosophy
Our executive compensation program reflects our commitment to pay for performance and long-term stockholder value creation by tying the majority of compensation for executives to performance-based metrics aligned to our growth strategy. Our program emphasizes at-risk, performance-based compensation in the form of annual cash incentive awards and long-term incentive awards comprised of 50% restricted stock units and 50% performance stock units. The chart below shows the 2025 target total direct compensation for our CEO, Mr. Wilkes, and the average 2025 target total direct compensation for our NEOs other than Messrs. Wilkes and Moore and Ms. Rasmussen, as Mr. Moore and Ms. Rasmussen did not participate in all elements of our compensation program in 2025.

Our Annual Compensation-Setting Process
Consideration of Say-on-Pay Votes
We are pleased that our executive compensation program was supported by stockholders at our 2025 annual meeting with over 90% of votes cast in favor of the Say-on-Pay proposal. During 2025, we continued our stockholder engagement program and sought feedback from stockholders on a range of topics, including executive compensation. See “Corporate Governance Matters—Stockholder Engagement” for additional details.
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EXECUTIVE COMPENSATION

In considering updates to our compensation programs, the compensation committee took into account the results of prior Say-on-Pay votes, feedback received from stockholders through our engagement program and the other factors discussed in more detail in “Our Annual Compensation-Setting Process” below, when. Given the strong Say-on-Pay vote outcome and feedback from our stockholder engagement, the committee did not believe any material changes were necessary to our compensation programs for 2025.
Role of the Compensation Committee
Our executive compensation plans and programs are administered by our compensation committee. Our compensation committee is responsible for:
•	Reviewing and approving, and making recommendations to the Board regarding, executive compensation, including plan design and performance goals related to STIP and LTIP incentive awards
•	Making recommendations to the Board regarding the compensation of our CEO
•	Determining and approving the compensation of other executive officers, as recommended by our CEO and Chief People Officer
•	Administering our equity incentive plans
At the beginning of each performance cycle, the compensation committee or the Board of Directors, as applicable, approves the payment of STIP and LTIP awards, sets base salaries and approves performance goals and targets related to the STIP and LTIP programs for all executive officers.
The independent directors are responsible for assessing the performance of our CEO, reviewing the compensation committee’s assessment of CEO performance and approving CEO compensation in consideration of the recommendation of the compensation committee. Our CEO does not attend any portion of the compensation committee meeting during which the committee deliberates on matters related specifically to his compensation.
Role of Management
Our CEO and our Chief People Officer work closely with the compensation committee in managing our executive compensation program, along with gathering information for, and attending meetings of, the compensation committee.
Our CEO and our Chief People Officer compile market data and information and make recommendations to the compensation committee concerning the compensation of executive officers other than themselves, including base salary amounts and incentive compensation plans. Our CEO and CFO also provide input regarding annual performance goals for our executive compensation programs.
Role of the Compensation Consultant
In 2025, the compensation committee engaged Meridian Compensation Partners, LLC (“Meridian”) to assist the committee regarding various executive compensation matters. Meridian assisted the compensation committee in reviewing the effectiveness and competitiveness of the Company’s executive compensation program, including an annual risk assessment of the program, and made recommendations consistent with the Company’s compensation philosophy, market trends, legal and regulatory considerations, and the Company’s overall business strategy. Meridian also provided the Company with market data as one point of consideration in making recommendations regarding executive compensation. The compensation committee reviewed Meridian’s independence procedures, along with the factors specified in the Nasdaq listing rules, and determined that Meridian was able to provide independent advice to the compensation committee without giving rise to any conflict of interest.
Peer Group
In setting the compensation of our executive officers, the compensation committee considers, among other factors, the compensation of similarly situated executives at companies in our peer group, including by reviewing publicly available proxy information and survey data of the peer companies listed below. The compensation committee did not target a specific percentile with respect to the peer group in determining our executives’ total
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EXECUTIVE COMPENSATION

compensation, nor did it establish a prescribed compensation mix. The compensation committee reviewed the peer group in September 2024 and removed Cano Health, Inc. from, and added RadNet, Inc. to, the peer group for fiscal year 2025. The peer group that the compensation committee considered in setting 2025 compensation is set forth below:

Acadia Healthcare Company, Inc. Align Technology, Inc. Caleres, Inc. Columbia Sportswear Co. Dentsply Sirona Inc. Embecta Corp. Five Below, Inc. Fossil Group, Inc. ICU Medical, Inc.
Merit Medical Systems, Inc.
Ollie’s Bargain Outlet Holdings, Inc.
Oxford Industries, Inc.
RadNet, Inc.
Surgery Partners Inc.
Tandem Diabetes Care, Inc.
The Cooper Companies, Inc.
Warby Parker Inc.
West Pharmaceutical Services, Inc.

We believe our peer group reflects a mix of companies in various industries that together appropriately represent the retail and health care aspects of our business and scope of operations, and are of a similar size as measured by annual revenue, market capitalization and number of employees.
In September 2025, the compensation committee reviewed the peer group and removed Five Below, Inc., Fossil Group, Inc., and West Pharmaceutical Service, Inc. and added G-III Apparel Group, Inc., Genesco, Inc. and Good RX Holdings, Inc. for the peer group for fiscal year 2026.
Compensation Elements
Our executive compensation program has three main components: (1) base salary; (2) annual cash incentive compensation (STIP); and (3) long-term incentive awards (LTIP). Each component is designed to be consistent with the Company’s compensation philosophy and, when taken together, are intended to achieve the compensation committee’s principal compensation objectives. When making decisions about each component of compensation for an executive officer, the impact on the value of target total direct compensation for the individual is considered. Additionally, when making current compensation decisions, the compensation committee does not consider existing equity ownership or realized compensation from prior equity awards because we do not want to discourage executive officers from holding significant amounts of our common stock and believe that if the value of equity awards granted in prior years increases significantly in future years, this positive development should not impact current compensation decisions.
Base Salary
We believe it is important to provide a competitive level of fixed pay to attract and retain talented and experienced executives capable of driving the Company’s business strategy. Base salaries are reviewed at least annually and may be increased from time to time. In determining the amount of base salary that each NEO receives, the compensation committee considers:
•	The executive’s position or responsibilities, including complexity and scope, time in position, and changes in roles or responsibilities
•	The executive’s personal experience, skills and future contributions and leadership
•	The compensation of similarly situated executives, both within the Company and at the companies in our peer group
In January 2025, the Company announced changes to its executive leadership team to support the Company’s transformation, enhance the overall patient and customer experience and promote growth in strategic areas. In connection with these changes:
•
Mr. Banner, who previously served as Chief Stores Officer, was named President of America’s Best. In this role, Mr. Banner plays a critical role in leading the transformation of the brand’s in-store experience, and also oversees Store Design and Clinical Services.

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•
Mr. Brandman, who previously served as General Counsel, was named Chief Legal & Strategy Officer, assuming responsibility for oversight of corporate strategy in addition to the legal, compliance, government relations and sustainability functions.

•	Mr. Clark, Chief People Officer, assumed expanded responsibilities in the areas of Transformation, Enterprise PMO, and Change Management.
In February 2025, the compensation committee approved adjustments to the base salaries of Messrs. Banner, Brandman and Clark to reflect the expanded scope of each of their responsibilities in line with the growth of the Company and to align their base salaries to executive officers at peer group companies with a similar scope of responsibility. These increases took effect in July 2025.
In connection with the Company’s CEO Succession Plan, the compensation committee approved an increase in Mr. Wilkes’ salary in accordance with his new position and responsibilities, Mr. Wilkes’ salary was increased from $600,000 to $900,000 effective August 1, 2025. Additionally, in connection with the Succession Plan, the Company entered into an Executive Chair Agreement with Mr. Fahs, under the terms of which Mr. Fahs’ salary was reduced to $700,000. The terms of this agreement are further described below under “Agreements with Named Executive Officers.”

Named Executive Officer	2024 Base Salary	Percentage Change	2025 Base Salary
L. Reade Fahs	$1,030,000	(32.0)%	$700,000
Alexander N. Wilkes	$600,000	50.0%	$900,000
Christopher J. Laden	—	—	$500,000
Mark S. Banner	$500,000	10.0%	$550,000
Jared Brandman	$500,000	10.0%	$550,000
Bill Clark	$430,000	5.0%	$451,500
Patrick R. Moore(1)	$650,000	(98.2)%	$12,000
Melissa Rasmussen	$500,000	—	$500,000

(1)
Mr. Moore served as our Senior Vice President, Chief Operating Officer through August 19, 2024, after which he assumed the role of Special Advisor through December 28, 2024. On March 4, 2025, Mr. Moore was appointed as Interim Chief Financial Officer, and served in that role through March 31, 2025, when Mr. Laden, our current Chief Financial Officer, assumed the role. Mr. Moore continues to serve in an advisory role to the Company.

Annual Cash Incentive Awards
Our executives are eligible for awards under our Short Term Incentive Plan (“STIP”), which is our annual cash incentive program. The primary purpose of the STIP is to incentivize management to achieve our short-term strategic and financial objectives consistent with our long-term goals. We believe that tying annual incentive compensation for our NEOs to the achievement of our annual financial and strategic growth objectives encourages collaboration across the executive leadership team.
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In February 2025, the compensation committee approved the 2025 STIP design. STIP award payouts for 2025 were calculated as follows:

For our NEOs, the compensation committee approved two corporate performance metrics for determining STIP awards – Annual Incentive Adjusted Operating Income (“STIP AOI”) and Adjusted Comparable Store Sales Growth. The committee selected STIP AOI because Adjusted Operating Income is a key performance indicator that the Company considers when evaluating Company performance as a whole, and Adjusted Comparable Store Sales Growth because it is a key metric used by both management and stockholders to assess the operational health and overall performance of each brand and the Company as a whole. The committee set performance goals for STIP AOI and Adjusted Comparable Same Store Sales Growth that it believed would be challenging but achievable under the then-current economic assumptions and conditions. A discussion of how STIP AOI calculated from GAAP revenue and how Adjusted Comparable Store Sales Growth is calculated is provided in Appendix A to this proxy statement.
The performance objectives, weighting, and threshold, target, maximum performance levels approved by the compensation committee and actual results for 2025 were as follows:

Performance Metrics and Weighting ($ in millions)	Threshold	Target	Maximum	Actual Achievement	Achievement Factor(1)
STIP AOI (75%)	$90.5	$113.0	$135.7	$134.5	146.6%
Adjusted Comparable Store Sales Growth (25%)	3.7%	4.6%	5.6%	6.0%	50%
2025 Achievement					196.6%

(1)	Payouts were capped at 200% of target opportunity, and achievement factor percentages between outcomes were interpolated on a straight-line basis.
Each NEO’s target opportunity as approved by the compensation committee is set forth in the table below. Based on STIP AOI performance of $134.5 million and Adjusted Comparable Store Sales Growth performance of 6.0%, the STIP funded at 196.6% of target and our NEOs earned STIP awards for fiscal 2025 as follows, which are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” later in this proxy statement.

Named Executive Officer	2025 Base Salary(1) ($)	Target Opportunity(2) (%)	Achievement Factor(2) (%)	2025 STIP Award ($)
L. Reade Fahs(3)	$700,000	100%	196.6%	$2,024,980
Alexander N. Wilkes	$900,000	100%	196.6%	$1,259,468
Christopher J. Laden	$500,000	65%	196.6%	$638,950
Mark S. Banner	$550,000	60%	196.6%	$648,780
Jared Brandman	$550,000	65%	196.6%	$702,845
Bill Clark	$451,500	60%	196.6%	$532,589
Patrick R. Moore(4)	$12,000	—	—	—
Melissa Rasmussen(5)	$500,000	65%	196.6%	$106,769

(1)	Base salary as of August 2025.
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(2)	Expressed as a percentage of base salary.
(3)
Pursuant to the Executive Chair Agreement with Mr. Fahs, his target annual cash incentive opportunity for 2025 was 100% of his base salary as of July 2025, but was reduced to 80% for 2026, and he will not receive an annual cash incentive award for 2027.

(4)	Mr. Moore was not eligible to receive an award under the 2025 STIP.
(5)
Pursuant to the Transition and Separation Agreement with Ms. Rasmussen, she received a pro-rata payment under the 2025 STIP based on actual performance. as further described under “Potential Payments upon Termination or Change in Control.”

Long-Term Incentive Awards
Long-term incentive awards are granted under our 2017 Omnibus Incentive Plan (the “2017 Omnibus Plan”). We believe granting equity-based, long-term incentive awards strengthens the commitment of our executives to the Company’s long-term success and aligns their interests with those of our stockholders. We refer to these awards as “LTIP” awards.
2025 LTIP Awards
In February 2025, as part of our annual compensation cycle, the compensation committee granted equity awards to Messrs. Fahs, Wilkes, Banner, Brandman and Clark in the form of restricted stock units (“RSUs”) and performance stock units (“PSUs”), each representing 50% of the total target value of the 2025 LTIP awards for each NEO. This equity mix is consistent with our objective of emphasizing performance-based compensation and aligning the economic interests of our executive officers with those of our stockholders. The RSUs vest in equal installments on the first three anniversaries of the grant date, subject to continued employment on the vesting date. The PSUs may be earned based on our achievement measured against specified performance metrics over a three-year period as further described below under “Performance Stock Units.”
Mr. Laden joined the Company after the regular annual compensation cycle. Upon joining the Company, the compensation committee approved a grant of RSUs to Mr. Laden to immediately and strongly align his interests with those of our stockholders, consistent with our compensation philosophy described above. The value of the award was determined in part based on the compensation of similarly situated executives, both within the Company and at the companies in our peer group. Mr. Moore and Ms. Rasmussen did not receive equity awards for 2025.
The following table reflects the target grant value approved by the compensation committee and the number of RSUs and PSUs granted to each NEO in March 2025 for Messrs. Fahs, Wilkes, Banner, Brandman and Clark, and March 2025 for Mr. Laden.

Named Executive Officer	Target Grant Value ($)	Performance Stock Units (#)	Restricted Stock Units (#)
L. Reade Fahs	$4,000,000	164,474	164,474
Alexander N. Wilkes(1)	$2,000,000	82,237	82,237
Christopher J. Laden	$1,000,000	—	78,248
Mark S. Banner	$1,000,000	35,184	35,184
Jared Brandman	$750,000	30,839	30,839
Bill Clark	$600,000	24,672	24,672
Patrick R. Moore	—	—	—
Melissa Rasmussen	—	—	—

(1)
In connection with his promotion to CEO on August 1, 2025, Mr. Wilkes received an additional one-time, promotional award of restricted stock units having a grant date value of $1,000,000, which will vest in three annual installments, conditioned upon his continued employment.

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Performance Stock Units
The performance stock units granted in each of 2023, 2024 and 2025 to our NEOs have a three-year performance period beginning on the first day of the 2023, 2024 and 2025 fiscal year, respectively, and ending on the last day of the fiscal year in 2025, 2026 and 2027, respectively. We refer to the performance stock units granted in 2023 as the “2023 PSUs,” those granted in 2024 as the “2024 PSUs,” and those granted in 2025 as the “2025 PSUs. PSU awards may be earned based on achievement of defined performance metrics. The payout opportunity is 0% to 200% of the target number of PSUs granted.
Performance Metrics and Weighting

Performance Metric – 2025 PSUs	Weighting
Adjusted Operating Income	50%
Return on Invested Capital	25%
Relative Total Shareholder Return	25%

Performance Metrics – 2023 PSUs / 2024 PSUs	Weighting
Adjusted Operating Income	75%
Return on Invested Capital	25%

Each of Adjusted Operating Income (AOI) and Return on Invested Capital (ROIC) is measured separately for each fiscal year in the three-year performance period and the compensation committee determines separate performance multipliers with respect to each metric for each such fiscal year. The average performance multiplier, calculated by taking the numeric average of the performance multipliers earned with respect to each fiscal year in the three-year performance period, will be used to calculate the number of units earned based on each metric. For the 2025 PSUs, Relative Total Shareholder Return (rTSR) will be assessed by the compensation committee based on the percentile rank of the company over the three-year performance period relative to the total shareholder return of the companies in the S&P 1500 Retail and Healthcare Equipment & Supplies Industry Subset as of the first day of the three-year performance period applicable to each award. rTSR will be measured on a relative basis versus the index constituent companies. Additionally, a 30-day trading average will be used for the beginning and ending price to reduce reliance on single closing price. Achievement is interpolated on a straight-line basis between points.
The goals for each of these performance metrics were set by the compensation committee at the time of grant, with the performance conditions related to AOI and ROIC for the second and third years being based on achievement of goals relating to growth in AOI and ROIC. For each metric, the compensation committee believes that the goals set are appropriately challenging, yet reasonably attainable. Actual performance goals are not being disclosed before the end of the performance period because we believe such disclosure would be competitively harmful.
Vesting and Payout of 2023 PSUs
The 2023 PSUs, with a three-year performance period ended on January 3, 2026, vested and were payable in March 2026. The compensation committee certified the level of achievement for the 2023 PSUs based on the Company’s achievement of Adjusted Operating Income and ROIC objectives over the three-year performance period as set forth below.

	2023		2024		2025		Three- year Average
($ in millions)	Actual	Performance Multiplier	Actual	Performance Multiplier	Actual	Performance Multiplier
Adjusted Operating Income (75% Weighting)	$77.0	200%	$62.7	0%	$109.7	200%	133.3%
ROIC (25% Weighting)	13.2%	200%	13.1%	0%	16.7%	200%	133.3%
Payout Level							133.3%

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Upon vesting based on a level of achievement over the three-year performance period of 133.3% of the target award level, and subject to required tax withholding, our NEOs received shares of our common stock as follows:

Named Executive Officer	Shares Vested
L. Reade Fahs	179,248
Alexander N. Wilkes(1)	—
Christopher J. Laden(1)	—
Mark S. Banner(1)	—
Jared Brandman	25,394
Bill Clark	25,394
Patrick R. Moore	44,813
Melissa Rasmussen(2)	—

(1)	Messrs. Wilkes, Laden and Banner did not receive PSU awards in 2023.
(2)	The PSUs granted to Ms. Rasmussen in 2023 were forfeited following the termination of her employment in accordance with the terms of the award agreement.
Other Elements of Compensation
Perquisites and Other Benefits
The benefits and perquisites provided to our NEOs are not a material part of executive compensation and are largely limited to those offered to our employees generally, or that we have otherwise determined are necessary or appropriate to attract and retain talented executives.
We also provide executives, including our NEOs, with additional basic life insurance coverage and supplemental long-term disability and accidental death insurance. In addition, Mr. Fahs receives assistance with tax accounting services and a Young Presidents’ Organization membership. In 2025, Mr. Wilkes received reimbursement for temporary housing under our executive level relocation package. The value of these perquisites and other personal benefits are reflected in the “All Other Compensation” column to the “Summary Compensation Table” and the accompanying footnotes.
Employee Benefit Programs
We provide health and welfare benefits to our NEOs, which include medical, dental, life insurance, disability insurance and paid time off, on the same terms generally available to all salaried employees, subject to limitations under applicable law.
401(k) Savings Plan. Our eligible U.S. employees, including our NEOs, participate in the National Vision, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”). Eligible employees may enroll in the 401(k) Plan during the first month following three months of service with the Company. Under the 401(k) Plan, we match 50% of the first 4% of a participant’s contributions. The Company’s matching contributions vest pro rata over each of the following four years of employment with the Company.
Associate Stock Purchase Plan. We have maintained an Associate Stock Purchase Plan (the “ASPP”) since 2018. The ASPP provides all our eligible U.S. employees, including our NEOs, the opportunity to purchase up to $25,000 in our common stock annually at a 10% discount to the market price of our stock.
Severance Benefits
The Company provides severance protections to our NEOs under the National Vision Holdings, Inc. Executive Severance Plan (the “Executive Severance Plan”) in order to offer competitive total compensation packages and to be competitive in the Company’s executive attraction and retention efforts. The Executive Severance Plan provides for severance payments and benefits to our NEOs, upon a termination of employment by the Company without cause or by the executive for good reason (each as defined in the Executive Severance Plan), in each case, subject to (i) the executive’s execution and non-revocation of a release of claims in favor of the Company and
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(ii) the executive’s continued compliance with the covenants in the executive’s agreements with the Company pertaining to confidentiality, non-interference and invention assignment. The payments to which each NEO may be entitled under the Executive Severance Plan are further described under “Potential Payments upon Termination or Change in Control.”
Additional Compensation Policies
Restrictive Covenants
Our NEOs are subject to specified restrictive covenants, including confidentiality and non-disparagement covenants and covenants related to non-competition and non-solicitation of our employees, consultants and independent contractors at all times during the NEO’s employment, and for specific periods following the termination of employment for any reason. The post-employment restricted time periods are as follows: Mr. Fahs for twenty-four months after termination; Ms. Rasmussen and Messrs. Wilkes, Laden, Brandman and Moore for eighteen months after termination; and Messrs. Banner and Clark for twelve months after termination.
Stock Ownership Guidelines
Our Board of Directors has adopted stock ownership guidelines (the “Guidelines”) applicable to our executive officers and directors. These Guidelines align the interests of our management and directors with those of our stockholders. Executive officers are required to hold shares having a market value equal to at least:
•	Chief Executive Officer: 6x annual base salary
•	Other Executive Officers: 3x annual base salary
There is no required time period within which an executive officer must attain the applicable stock ownership level under the Guidelines. However, until the applicable ownership level is achieved, executive officers must retain 50% of vested shares net of stock option exercise and tax withholding.
Shares that count toward these ownership requirements include shares owned outright, shares held in the Company’s 401(k) Plan or other retirement plan and RSUs (whether vested or unvested). As of January 3, 2026, all NEOs who remained subject to the Guidelines have met or exceeded their current ownership requirements. The retention requirement for shares applies to all prior and future grants.
Securities Trading Policy; Hedging and Pledging
Our Securities Trading Policy governs the purchase, sale and/or other dispositions of our securities by our officers, directors, employees or us. We believe our Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the Nasdaq listing standards.
Directors and executive officers are prohibited from hedging or monetization transactions including, but not limited to, variable forward contracts, equity swaps, collars and exchange funds, or from trading in options, warrants, puts and calls or similar instruments on the Company’s securities or establishing a short position in Company securities. Our Securities Trading Policy discourages employees from purchasing Company securities on margin or borrowing against any account in which Company securities are held, or pledging Company securities as collateral for a loan. For directors and officers, the pledging of Company securities is limited to those situations approved by the Company’s General Counsel.
A copy of our Securities Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K.
Clawback Policy
In October 2023, the compensation committee adopted the Incentive Compensation Recovery Policy (the “Clawback Policy”), which is compliant with SEC and Nasdaq requirements. Pursuant to the Clawback Policy, if the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. securities laws, then we will seek to recover reasonably promptly from any current or former executive officer any erroneously paid incentive-based compensation (including equity compensation) received during the three-year period preceding the date on which the accounting restatement was required to be made, regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement. The amount to be recovered is the excess of the amount
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paid calculated by reference to the erroneous data, over the amount that would have been paid to the executive officer calculated using the corrected accounting statement data. This mandatory recoupment provision is subject to certain limited exceptions, as provided in the Clawback Policy and permitted under SEC and Nasdaq requirements.
In addition to the mandatory recoupment provision described above, the Clawback Policy also includes a discretionary recoupment provision, which allows the compensation committee to apply the Clawback Policy to additional employees and to recover additional amounts from an executive officer, former executive officer, or other covered employee if the compensation committee determines that incentive compensation was based on financial results or operating metrics that were satisfied as a result of such person’s fraud, willful misconduct or gross negligence, or such person engaged in any intentional misconduct that caused the Company financial or reputational harm. For purposes of these discretionary provisions, the term “intentional misconduct” means an intentional violation of law, an intentional violation of the Company’s Code of Conduct, or an intentional violation of a written ethics or compliance policy of the Company. The Clawback Policy is filed as an exhibit to the Company’s Annual Report on Form 10-K.
Compensation Risk Assessment
The compensation committee, with the assistance of Meridian, reviewed our incentive programs to assess whether the programs encourage inappropriate risk-taking. Based on its review, the compensation committee concluded that any risks arising from the Company’s compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on the company.
Tax and Accounting Considerations
We consider the effect of tax, accounting and other regulatory requirements in designing and implementing compensation programs so that our programs meet regulatory requirements and efficiently deliver compensation. While these factors may impact plan designs, ultimately, decisions reflect the pay strategy of the Company and the intent of our programs.
Equity Grant Practices
While we do not have a formal equity grant policy, equity awards granted as part of our annual compensation cycle are granted no earlier than the day immediately following the second trading day following our release of quarterly earnings results, which the compensation committee believes is a sufficient amount of time for the public markets to absorb our quarterly earnings results. The Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Agreements with Named Executive Officers
Agreement with Mr. Fahs
On April 28, 2025, in connection with the Succession Plan, we entered into an Executive Chair Agreement with Mr. Fahs which provides for the terms of his service as Executive Chairman. In accordance with his new position and responsibilities, Mr. Fahs’ salary was reduced to $700,000 effective August 1, 2025. His target annual cash incentive opportunity remained unchanged for 2025 but was reduced to $560,000 for 2026, and he will not receive an annual cash incentive award for 2027. In 2026, Mr. Fahs received an award of RSUs having a grant date value equal to $2,000,000, which will vest in three annual installments, conditioned upon his continued employment through the date of our annual meeting in 2027, which is when the initial term of the Executive Chair Agreement ends. If we terminate the Executive Chair Agreement without “cause” or Mr. Fahs resigns for “good reason” (as such terms are defined in the Executive Chair Agreement) before the end of the initial term, then, conditioned upon his execution and non-revocation of a general release of claims, Mr. Fahs will receive severance equal to the remaining salary that he would have earned through the end of the term, payable in installments in accordance with our normal payroll practices, plus his target cash bonus for the year of termination (if any), and continued vesting of his then-outstanding equity awards. A copy of the Executive Chair Agreement is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026.
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Transition and Separation Agreement with Ms. Rasmussen
In January, 2025, the Company announced that Ms. Rasmussen would be leaving the Company to pursue another opportunity. In February 2025, after concluding negotiations concerning her departure, the Company and Ms. Rasmussen entered into a transition and separation agreement under which Ms. Rasmussen agreed to remain with the Company through close of business on March 3, 2025, to continue to carry out the duties and responsibilities of the role of Chief Financial Officer during such time, including participating in the Company’s earnings calls and assisting in the preparation and filing of the Company’s annual report for the 2024 fiscal year; to actively transfer her duties and responsibilities to such persons as the Company may designate, including to her successor; and to provide such additional assistance as may be requested by the Company’s Chief Executive Officer or Board of Directors. At the end of the transition period, Ms. Rasmussen’s employment with the Company was terminated as a “covered termination” under the Company’s Executive Severance Plan, and Ms. Rasmussen received the associated severance and termination benefits thereunder, the terms of which are further described under “Potential Payments upon Termination or Change in Control.” A copy of the transition and separation agreement is filed as an exhibit to the Company’s Annual Report on Form 10-K.
Other Agreements
In connection with the commencement of their employment, and as is customary for our executive officers, the compensation committee approved an offer letter with respect to each of Mr. Wilkes, Mr. Laden and Mr. Banner, outlining, among other matters, their compensation arrangements. These offers and accompanying compensation arrangements resulted from arm’s-length negotiations and considering the compensation of similarly situated executives, both within the Company and at the companies in our peer group. As a result, we believe they reflect market terms for an executive of a company of our size in our industry.
•
Pursuant to his offer letter, upon joining the Company in 2024, Mr. Wilkes received a cash sign-on bonus in the amount of $232,000 and a long-term incentive award with a value of $2,000,000 in the form of RSUs, which vest one-third on each of the first three anniversaries of the grant date. Additionally, Mr. Wilkes’ offer letter provides for (i) a base salary of $600,000, (ii) a target annual cash incentive opportunity of 75% of his base salary beginning in 2025, and (iii) reimbursement of relocation expenses.

•
Pursuant to his offer letter, upon joining the Company in 2025, Mr. Laden received a cash sign-on bonus in the amount of $200,000 and a long-term incentive award with a value of $1,000,000 in the form of RSUs, which vest one-third on each of the first three anniversaries of the grant date. Additional, Mr. Laden’s offer letter provides for (i) a base salary of $500,000, (ii) a target annual cash incentive opportunity of 65% of his base salary, and (iii) reimbursement of relocation expenses.

•
Pursuant to his offer letter, upon joining the Company in 2024, Mr. Banner received a cash sign-on bonus in the amount of $120,000, net of tax, and a long-term incentive award with a value of $900,000 half in the form of RSUs, which vest one-third on each of the first three anniversaries of the grant date, and half in the form of PSUs with a three-year performance period. Additionally, Mr. Banner’s offer letter provides for (i) a guaranteed STIP payout for fiscal year 2024 at the threshold level, (ii) a base salary of $500,000, (ii) a target annual cash incentive opportunity of 60% of his base salary, and (iii) a target equity award value of $900,000 in 2025.

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Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended January 3, 2026, filed with the Securities and Exchange Commission.

Compensation Committee

Susan Somersille Johnson, Chair
Naomi Kelman
James M. McGrann
Caitlin Zulla

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Executive Compensation Tables
Summary Compensation Table
The following table presents summary information about the total compensation earned by or paid to our NEOs for the fiscal years ended January 3, 2026, December 28, 2024, and December 30, 2023.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
L. Reade Fahs Executive Chairman	2025	908,154	—	4,313,738	—	2,024,980	43,824	7,290,696
	2024	1,013,846	—	4,000,011	—	—	38,806	5,052,663
	2023	1,000,000	—	6,000,007	—	1,578,900	38,531	8,617,438
Alexander N. Wilkes(6) Chief Executive Officer	2025	734,616	—	3,156,887	—	1,259,468	47,891	5,198,862
	2024	196,154	232,000	2,000,002	—	—	39,310	2,467,466
Christopher J. Laden(6) Chief Financial Officer	2025	355,769	200,000	1,000,009	—	638,950	3,931	2,198,659
Mark S. Banner(6) President of America’s Best	2025	536,538	—	1,078,450	—	648,780	13,513	2,277,281
	2024	221,154	333,414	900,007	—	—	1,526	1,456,101
Jared Brandman(7) Chief Legal & Strategy Officer, Corporate Secretary	2025	542,308	—	808,832	—	702,845	6,931	2,060,916
	2024	473,077	120,000	700,038	—	—	12,354	1,305,469
	2023	423,077	—	850,011	—	426,303	5,417	1,704,808
Bill Clark(7) Chief People Officer	2025	443,231	—	647,086	—	532,589	15,340	1,638,246
	2024	414,762	103,200	475,038	—	—	7,912	1,000,912
	2023	395,400	—	850,011	—	380,546	7,367	1,633,324
Patrick R. Moore(8) Special Advisor, Former Interim Chief Financial Officer	2025	149,615	—	—	—	—	7,050	156,665
	2024	632,769	—	1,000,026	—	—	4,522	1,637,317
	2023	608,308	—	1,500,035	—	731,820	9,808	2,849,971
Melissa Rasmussen Former Chief Financial Officer	2025	107,692	—	—	—	—	1,345,260	1,452,952
	2024	452,615	—	700,038	—	—	12,575	1,165,228
	2023	405,539	—	875,043	—	390,304	7,274	1,678,160

(1)
The amounts in this column for each of Mr. Wilkes and Mr. Laden represent their cash sign-on bonus. Pursuant to his offer letter, Mr. Banner’s 2024 STIP award was guaranteed at the threshold level. The amount in this column for Mr. Banner represents the payment of this award as well as a cash sign-on bonus of $120,000, net of tax. Although the STIP did not meet threshold performance objectives for 2024, the compensation committee approved 2024 STIP awards to participants other than NEOs at 40% of target opportunity. In making this determination, the compensation committee considered, among other things, the importance of talent retention and strong performance in the fourth quarter of 2024 as associates worked to execute on the Company’s transformation initiatives. The amounts in this column for each of Mr. Brandman and Mr. Clark, who were not NEOs in 2024, represent the payment of this award.

(2)
Reflects the aggregate grant date fair value of the stock awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. Awards with performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. Information about the assumptions used to value these awards is set forth in our Annual Report on Form 10-K in Note 6 to our Consolidated Financial Statements for the year ended January 3, 2026.

(3)
For 2025, amounts reflect the aggregate grant date fair value of performance stock units granted to Mr. Fahs ($2,313,734), Mr. Wilkes ($1,156,867), Mr. Banner ($578,443), Mr. Brandman ($433,830), and Mr. Clark ($347,074) in 2025 at the target award level and restricted stock units. With respect to performance stock units, the value realized by each of them at the end of the three-year performance period will depend on the company’s achievement of Adjusted Operating Income, Return on Invested Capital, and Relative Total Shareholder Return over the performance period and will range from 0% to 200%. If the highest level of performance conditions is met, the grant date fair value of these awards would be as follows: Mr. Fahs ($4,627,468), Mr. Wilkes ($2,313,734), Mr. Banner ($1,156,886), Mr. Brandman ($867,659), and Mr. Clark ($694,146).

(4)	These cash incentive payments were earned for the year listed and paid in the following year.
(5)	All Other Compensation for 2025 included:
(a)
Employer matching contributions to our 401(k) plan for each of Mr. Fahs ($13,622), Mr. Wilkes, Mr. Laden, Mr. Banner, Mr. Brandman, Mr. Clark ($10,383), Mr. Moore and Ms. Rasmussen. Our 401(k) Plan provides for a 50% matching contribution on the first 4% of participants’ pre-tax contributions up to IRS limits.

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EXECUTIVE COMPENSATION

(b)	Payment of life insurance premiums for each of our NEOs. Each of our NEOs is entitled to basic life insurance coverage of up to the lesser of two times base salary or $500,000.
(c)
Payment of supplemental long-term disability and accidental death insurance premiums for each of our NEOs. Each of our NEOs is entitled to supplemental long-term disability and accidental death insurance coverage. The total benefit maximum of both the basic and supplemental disability insurance coverage is $10,000 per month, and the maximum accidental death benefit is up to the lesser of two times base salary or $500,000.

(d)
Payment or provision of certain perquisites. For each of Mr. Laden, Mr. Brandman, and Mr. Moore, the total value of all perquisites is less than $10,000. The amount in this column for all NEOs includes (i) amount paid for a financial wellness program and (ii) the value of an associate eyewear coupon. The amount in this column for Mr. Fahs also includes: (i) reimbursement for Young Presidents’ Organization membership ($12,000) and (ii) the cost of tax accounting services ($16,511). The amount in this column for Mr. Wilkes also includes:( i) amount paid for a financial wellness program and (ii) the incremental cost to the Company of providing temporary housing under the executive relocation package ($38,340). The amount in this column includes the cost of an executive physical for each of Mr. Laden, Mr. Banner, Mr. Clark ($3,266) and Mr. Moore.

(e)
The amount in this column for Ms. Rasmussen includes cash severance payments and other severance benefits. Ms. Rasmussen’s employment with the Company was terminated on March 3, 2025, and she received the associated severance and termination benefits under the Company’s Executive Severance Plan, the terms of which are further described under “Potential Payments upon Termination or Change in Control.”. See “Transition and Separation Agreement with Ms. Rasmussen” for a description of her transition and separation agreement.

(6)
Messrs. Wilkes, Laden and Banner joined the Company on August 19, 2024, March 31, 2025, and July 8, 2024, respectively. For 2024, Messrs. Wilkes and Banner’s base salaries were paid at an annualized rate of $600,000 and $500,000, respectively. For 2025, Mr. Laden’s base salary was paid at an annualized rate of $500,000. The amount shown for each of them reflects the actual amount of base salary paid to them during 2024 or 2025, as applicable. We granted equity awards to Messrs. Wilkes, Laden and Banner upon joining our company to immediately and strongly align their interests with those of our stockholders. In addition, upon joining our company, Messrs. Wilkes, Laden and Banner received a cash payment of $232,000, $200,000 and $183,414, respectively, to compensate them for benefits forfeited upon leaving their prior employer. The material terms of Messrs. Wilkes, Laden and Banner’s offer letters are set forth above under the heading “Agreements with Named Executive Officers.”

(7)	Messrs. Brandman and Clark were not NEOs in 2024, but compensation information for 2024 is provided consistent with SEC requirements.
(8)
Mr. Moore served as our Senior Vice President, Chief Operating Officer through August 19, 2024, after which he assumed the role of Special Advisor through December 28, 2024. On March 4, 2025, Mr. Moore was appointed as Interim Chief Financial Officer and served in that role through March 31, 2025. Effective April 1, 2025, Mr. Moore assumed an advisory role with the Company.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2025
The following table sets forth information about the non-equity incentive awards and equity-based awards granted to our NEOs in the fiscal year ended January 3, 2026.

Named Executive Officer	Grant Date	Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares or Stock or Units(5) (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
L. Reade Fahs			515,000	1,030,000	2,060,000
	3/7/2025	3/5/2025				82,237	164,474	328,948		2,313,734
	3/7/2025	3/5/2025							164,474	2,000,004
Alexander N. Wilkes			364,583	640,625	1,458,333
	3/7/2025	3/5/2025				41,119	82,237	164,474		1,156,867
	3/7/2025	3/5/2025							82,237	1,000,002
	8/1/2025	4/28/2025							41,306	1,000,018
Christopher J. Laden			162,500	325,000	650,000
	3/31/2025	2/23/2025							78,248	1,000,009
Mark S. Banner			165,000	330,000	660,000
	3/7/2025	3/5/2025				20,560	41,119	82,238		578,443
	3/7/2025	3/5/2025							41,119	500,007
Jared Brandman			178,750	357,500	715,000
	3/7/2025	3/5/2025				15,420	30,839	61,678		433,830
	3/7/2025	3/5/2025							30,839	375,002
Bill Clark			135,450	270,900	541,800
	3/7/2025	3/5/2025				12,336	24,672	49,344		347,074
	3/7/2025	3/5/2025							24,672	300,012
Patrick R. Moore
Melissa Rasmussen			162,500	325,000	650,000

(1)	This column indicates if the date on which our compensation committee approved the award differs from the award grant date.
(2)
The amounts in this column represent the possible awards under the Short Term Incentive Plan (“STIP”). Actual payments under these awards were determined in February 2026, paid in March 2026, and are included in the Non-Equity Incentive Plan Compensation column of the 2025 Summary Compensation Table. Pursuant to his offer letter, Mr. Laden’s target STIP opportunity for 2025 was 65% of his base salary. The material terms of Mr. Laden’s offer letter is set forth above under the heading “Agreements with Named Executive Officers.” Ms. Rasmussen received a pro rated STIP award for fiscal year 2025, based on two months and three days of service, and on actual performance for the year. See “Transition and Separation Agreement with Ms. Rasmussen” for a description of her transition and separation agreement.

(3)	All of the awards reported in this table were made under the 2017 Omnibus Plan.
(4)
The performance stock units reported in this table at the target level have a three-year performance period. The number of shares issued at vesting will be determined as described above under “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Awards—Performance Stock Units,” and will range from 0% to 200% of the target award.

(5)
One third of the restricted stock units reported in the table vest on the first three anniversaries of the grant date. Mr. Fahs’ RSUs also vest on the first three anniversaries of the grant date but are conditioned upon his continued employment through the date of our annual meeting in 2027, which is when the initial term of the Executive Chair Agreement ends.

(6)
Reflects the grant date fair value of the restricted stock unit awards under FASB ASC Topic 718. Information about the assumptions used to value these awards is set forth in our Annual Report on Form 10-K in Note 6 to our Consolidated Financial Statements for the year ended January 3, 2026.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at January 3, 2026

		Option Awards				Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1) ($)
L. Reade Fahs	3/1/2019	54,114		35.19	3/1/2029
	2/28/2020	41,089		34.82	2/28/2030
	3/5/2021	29,685		45.66	3/5/2031
	3/3/2023							268,938(2)	6,978,941
	3/3/2023					44,823(3)	1,163,157
	3/1/2024							84,962(4)	2,204,764
	3/1/2024					56,642(5)	1,469,860
	3/7/2025							328,948(6)	8,536,201
	3/7/2025					164,474(7)	4,268,100
Alexander N. Wilkes	8/19/2024					123,572(8)	3,206,693
	3/7/2025							164,474(6)	4,268,100
	3/7/2025					82,237(7)	2,134,050
	8/1/2025					41,306(9)	1,071,891
Christopher J. Laden	3/31/2025					78,248(10)	2,030,536
Mark S. Banner	7/8/2024							35,184(4)	913,025
	7/8/2024					23,456(11)	608,683
	3/7/2025							82,238(6)	2,134,076
	3/7/2025					41,119(7)	1,067,038
Jared Brandman	8/14/2017	40,686		15.74	8/14/2027
	3/1/2019	8,791		35.19	3/1/2029
	2/28/2020	4,566		34.82	2/28/2030
	3/5/2021	3,779		45.66	3/5/2031
	3/3/2023							38,100(2)	988,695
	3/3/2023					6,350(3)	164,783
	3/1/2024							10,621(4)	275,615
	3/1/2024					7,081(5)	183,752
	4/29/2024							5,669(4)	147,111
	4/29/2024					3,780(12)	98,091
	3/7/2025							61,678(6)	1,600,544
	3/7/2025					30,839(7)	800,272
Bill Clark	6/11/2019	23,630		28.48	6/11/2029
	2/28/2020	5,844		34.82	2/28/2030
	3/5/2021	3,779		45.66	3/5/2031
	3/3/2023							38,100(2)	988,695
	3/3/2023					6,350(3)	164,783
	3/1/2024							10,909(4)	261,836
	3/1/2024					6,727(5)	174,566
	3/7/2025							49,344(6)	1,280,477
	3/7/2025					24,672(7)	640,238

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		Option Awards				Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1) ($)
Patrick R. Moore	3/1/2019	21,098		35.19	3/1/2029
	2/28/2020	18,262		34.82	2/28/2030
	3/5/2021	7,557		45.66	3/5/2031
	3/3/2023							67,236(2)	1,744,774
	3/3/2023					11,206(3)	290,796
	3/1/2024							21,241(4)	551,204
	3/1/2024					14,161(5)	367,478
Melissa Rasmussen(13)

(1)
The amounts in this column were calculated by multiplying, $25.95 the closing market price of our common stock on January 2, 2026, the last trading day of the fiscal year, by the number of unvested shares or units.

(2)
For the PSUs granted in 2023, performance through January 3, 2026 was between the applicable target and maximum levels and nearer to the maximum level and, in accordance with SEC rules, such units are included in this table at the maximum level. These PSUs were earned upon the end of the performance period on January 3, 2026, but subject to continued employment, and were payable in March 2026 upon certification of results by the compensation committee. The PSUs were settled and paid in shares on March 3, 2026, and are thus no longer outstanding.

(3)	These RSUs vested on March 3, 2026.
(4)	For the PSUs granted in 2024, performance through January 3, 2026, was around the applicable target level and, in accordance with SEC rules, such units are included in this table at the target level.
(5)
Includes RSUs representing one-third of the original grant that vested on February 28, 2026, as follows: Mr. Fahs (28,321), Mr. Brandman (3,540), Mr. Clark (3,363) and Mr. Moore (7,080). The remaining RSUs will vest on March 1, 2027.

(6)
For the PSUs granted in 2025, performance through January 3, 2026, was between the applicable target and maximum levels and nearer to the applicable maximum level and, in accordance with SEC rules, such units are included in this table at the maximum level.

(7)
Includes RSUs representing one-third of the original grant that vested on March 6, 2026, as follows: Mr. Fahs (54,824), Mr. Wilkes (27,412), Mr. Banner (13,706), Mr. Brandman (10,279) and Mr. Clark (8,224). Half of the remaining RSUs will vest on each of March 7, 2027, and March 7, 2028.

(8)	One-half of these RSUs will vest on each of August 19, 2026, and August 19, 2027.
(9)	One -third of these RSUs will vest on each of August 1, 2026, August 1, 2027, and August 1, 2028.
(10)	Includes 26,082 RSUs representing one-third of the original grant that vested on March 31, 2026. Half of the remaining RSUs will vest on each of March 31, 2027, and March 31, 2028.
(11)	One-half of these RSUs will vest on each of July 8, 2026, and July 8, 2027.
(12)	One-half of these RSUs will vest on each of April 29, 2026, and April 29, 2027.
(13)	Ms. Rasmussen’s then-outstanding equity awards were forfeited by their terms at or after the date of her March 3, 2025, termination of employment.
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Option Exercises and Stock Vested in 2025
The following table provides information regarding options exercised by and restricted stock units or performance stock units vested for the NEOs during the fiscal year ended January 3, 2026.

Named Executive Officer	Option Awards		Restricted Stock Units and Performance Stock Units
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
L. Reade Fahs	—	—	87,360	1,108,104
Alexander N. Wilkes	—	—	61,785	1,458,744
Christopher J. Laden	—	—	—	—
Mark S. Banner	—	—	11,728	290,033
Jared Brandman	—	—	13,857	175,012
Bill Clark	—	—	11,791	149,546
Patrick R. Moore	92,443	537,732	24,238	354,191
Melissa Rasmussen	—	—	11,609	147,224

(1)
The “Value Realized on Exercise” was calculated in accordance with SEC rules by multiplying the gross number of shares underlying the exercised stock options times the difference between the closing price of our common stock on the exercise date and the exercise price of the option and, along with the “Number of Shares Acquired on Exercise,” has not been reduced to account for any shares withheld by the company to satisfy the exercise price or tax liability incident to the exercise of stock options.

(2)
The “Value Realized on Vesting” was calculated in accordance with SEC rules by multiplying the gross number of shares underlying the vested restricted stock units times the closing price of our common stock on the vesting date. The “Value Realized on Vesting” and “Number of Shares Acquired on Vesting” have not been reduced to account for any shares withheld by the company to satisfy the tax liability incident to the vesting of restricted stock units.

Potential Payments upon Termination or Change in Control
The following section describes the payments and benefits that may become payable to the NEOs in connection with their termination of employment and/or a change in control. The following descriptions of potential payments to our named executive officers upon termination of employment or a change of control are qualified in their entirety by reference to the relevant policy, plan or agreement. All such payments and benefits will be paid or provided by us or National Vision, Inc.
A “Qualifying Termination” under the arrangements means termination of employment by the Company without cause or by the executive for good reason. “Cause” under the arrangements generally refers to specified types of serious misconduct that may harm our company. In some cases, executive officers have “good reason” to terminate their employment if there is a material negative change to their working conditions or position within our organization or if we breach the terms of the agreements. “Disability” generally means the complete and permanent inability of the executive by reason of illness or accident to perform their duties. The definitions may vary among different arrangements.
A “change in control” under the 2017 Omnibus Plan generally will occur if: any person becomes the beneficial owner of securities representing 50% or more of our outstanding shares of common stock or combined voting power, including by purchase, merger, consolidation, combination or other similar transaction; specified changes occur to our incumbent board of directors; or we complete a plan of complete liquidation or dissolution or the sale or disposition of all or substantially all of our assets occurs. The complete definitions of cause, good reason, disability and change in control are set forth in the policy and agreements described herein, all of which we have filed with the SEC.
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Executive Severance Plan
The Executive Severance Plan provides for severance payments and benefits to eligible employees, including our NEOs, upon a Qualifying Termination. In the event of a Qualifying Termination (which is also referred to as a “covered termination” under the Executive Severance Plan), the Executive Severance Plan provides, in addition to certain accrued obligations, for the following payments and benefits:
•	A lump-sum pro-rata bonus for the year of termination of employment, based on actual performance;
•
An amount equal to the sum of the executive’s (x) annual base salary and (y) bonus based on target performance, which we refer to collectively as the “cash severance amount,” times the multiplier applicable to such executive, which is 2.0 for Mr. Wilkes, 1.5 for Messrs. Laden, Brandman and Moore and Ms. Rasmussen, and 1.0 for Messrs. Banner and Clark, payable over a period of 24 months for Mr. Wilkes, 18 months for Messrs. Laden, Brandman and Moore and Ms. Rasmussen, and 12 months for Messrs. Banner and Clark; and

•
Continued health insurance coverage at substantially the same level as provided immediately prior to the termination of employment, at the same cost as generally provided to our similarly situated active employees, which we refer to as the welfare benefit, for a period of 24 months for Mr. Wilkes, 18 months for Messrs. Laden, Brandman and Moore and Ms. Rasmussen, and 12 months for Messrs. Banner and Clark.

Upon a Qualifying Termination that occurs within the two-year period following a change in control, the Executive Severance Plan provides, in addition to certain accrued obligations, for the following payments and benefits:
•	A lump-sum pro-rata bonus for the year of termination of employment, based on target performance;
•
The cash severance amount, times the multiplier applicable to such executive, which is 2.5 for Mr. Wilkes, 2.0 for Messrs. Laden, Brandman and Moore and Ms. Rasmussen, and 1.5 for Messrs. Banner and Clark, payable in a lump sum within 60 days following the covered termination;

•	Health and welfare benefits for a period of 30 months for Mr. Wilkes, 24 months for Messrs. Laden, Brandman and Moore and Ms. Rasmussen, and 18 months for Messrs. Banner and Clark; and
•	Payment of, or reimbursement for, up to $20,000 in outplacement services within the six-month period following termination of employment.
Any outstanding awards granted to NEOs under the Company’s equity plans will vest in accordance with the terms of the respective plan and the applicable award agreement, as detailed further below.
Payments and benefits under the Executive Severance Plan are subject to (i) the executive’s execution and non-revocation of a release of claims in favor of the Company and (ii) continued compliance with the executive’s confidentiality, non-interference and invention assignment obligations to the Company.
Performance Stock Units
Effect of Change in Control on Vesting. Upon a change in control, performance stock units will be converted into a number of restricted stock units equal to the greater of the target number of performance stock units or the number of performance stock units that would have been earned based on the actual performance as of the date of the change in control. If a successor does not assume, convert, or replace the award in connection with the change in control, or upon a Qualifying Termination within the two-year period following a change in control, the converted award will become fully vested.
Effect of Death or Disability on Vesting. Upon a termination of a NEO’s employment with the Company by reason of death or disability, the outstanding and unvested performance stock units will become vested assuming a payout at 100% of the target award.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death or disability on vesting of performance stock units, unvested performance stock units will not become vested following termination of employment with us for any reason, including retirement or a Qualifying Termination, and any performance stock units that are unvested as of the date of termination of employment will immediately be forfeited.
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Restricted Stock Units
Effect of Change in Control on Vesting. In the event of a Qualifying Termination within the two-year period following a change in control, unvested restricted stock units will become vested.
Effect of Death or Disability on Vesting. Upon a termination of a NEO’s employment with the Company by reason of death or disability, unvested restricted stock units will become vested.
Effect of Retirement on Vesting. Upon a NEO’s retirement (as defined in the 2017 Omnibus Plan), a pro rata portion of the restricted stock units that would have vested on the next vesting date following the termination date will become vested.
Effect of Other Terminations of Employment. Except as set forth above with respect to the effect of death or disability or retirement, unvested restricted stock units will not become vested following termination of employment with us for any reason, including a Qualifying Termination, and any restricted stock units that are unvested as of the date of termination of employment will immediately be forfeited.
Executive Chair Agreement
On April 28, 2025, in connection with the Succession Plan, we entered into an Executive Chair Agreement with Mr. Fahs which provides for the terms of his service as Executive Chairman. If we terminate the Executive Chair Agreement without “cause” or Mr. Fahs resigns for “good reason” (as such terms are defined in the Executive Chair Agreement) then, conditioned upon his execution and non-revocation of a general release of claims, Mr. Fahs will receive:
•	Severance equal to the remaining salary that he would have earned through the end of the term of the agreement, payable in installments in accordance with our normal payroll practices;
•	If the agreement is terminated in 2025 or 2026, a lump sum bonus for the year of termination at the target level (if any);
•
Continued health insurance coverage at substantially the same level as provided to him immediately prior to such termination for the remainder of the term of the agreement at the same cost to the Executive as is generally provided to similarly-situated active employees of the Company; and

•	Continued vesting of his then-outstanding equity awards.
Upon a termination of the agreement by reason of Mr. Fahs’ death or disability, Mr. Fahs (or his estate or beneficiaries, as the case may be) shall will receive any accrued but unpaid salary, reimbursement for unreimbursed business expenses properly incurred, any employment benefits to which Mr. Fahs may be entitled, and continued vesting of his then-outstanding equity awards.
Any performance conditions for outstanding equity awards for which continued vesting is provided for under the agreement shall be earned based upon actual performance results over the applicable performance period. A copy of the Executive Chair Agreement is filed as an exhibit to the Company’s Annual Report on Form 10-K.
Transition and Separation Agreement with Ms. Rasmussen
Ms. Rasmussen’s employment with the Company ended on March 3, 2025. In February 2025, after concluding negotiations concerning her departure, the Company and Ms. Rasmussen entered into a transition and separation agreement under which Ms. Rasmussen agreed to remain with the Company through close of business on March 3, 2025, to continue to carry out the duties and responsibilities of the role of Chief Financial Officer during such time, including participating in the Company’s earnings calls and assisting in the preparation and filing of the Company’s annual report for the 2024 fiscal year; to actively transfer her duties and responsibilities to such persons as the Company may designate, including to her successor; and to provide such additional assistance as may be requested by the Company’s Chief Executive Officer or Board of Directors. At the end of the transition period, Ms. Rasmussen’s employment with the Company was terminated as a “covered termination” under the Company’s Executive Severance Plan, and Ms. Rasmussen received the associated severance and termination benefits thereunder which included a pro rata STIP award for fiscal year 2025, based upon two months and three days of service, and based upon actual performance; cash severance equal to 1.5 times the sum of her base salary and target STIP award for fiscal year 2025, payable over an 18-month period; and 18 months of COBRA premiums.
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As a condition to the receipt of these benefits, Ms. Rasmussen signed a general release and waiver of all claims and is required to continue to comply with the terms of her Confidentiality, Non-Interference, and Invention Assignment Agreement with the Company. A copy of the transition and separation agreement is filed as an exhibit to the Company’s Annual Report on Form 10-K.
Potential Payment upon Termination of Employment
The following table lists the payments and benefits that would have been triggered for each of our NEOs under the circumstances described below assuming that the applicable triggering event occurred on January 3, 2026. Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of January 3, 2026, the last day of fiscal 2025, and using the closing market price of our common stock on January 2, 2026, the last trading day in fiscal 2025 ($25.95 per share). All outstanding stock options were fully-vested as of January 3, 2026; accordingly, we did not include such stock options in the disclosure below.

Named Executive Officer	Severance Benefit(1) ($)	Continuation of Health Benefits(2) ($)	Performance Stock Units(3) ($)	Restricted Stock Units(4) ($)
L. Reade Fahs
Qualifying Termination of Employment	3,754,980	714	—	—
Qualifying Termination following Change in Control	4,639,980	1,071	13,174,088	6,901,117
Termination Upon Death or Disability	—	—	9,962,335	6,901,117
Retirement(5)	—	—	—	2,772,438
Alexander N. Wilkes
Qualifying Termination of Employment	4,859,468	25,444	—	—
Qualifying Termination following Change in Control	5,779,468	31,805	3,158,400	6,412,634
Termination Upon Death or Disability	—	—	2,134,050	6,412,634
Retirement(5)	—	—	—	—
Christopher J. Laden
Qualifying Termination of Employment	1,876,450	2,232	—	—
Qualifying Termination following Change in Control	2,308,950	2,976	—	2,030,536
Termination Upon Death or Disability	—	—	—	2,030,536
Retirement(5)	—	—	—	—
Mark S. Banner
Qualifying Termination of Employment	1,528,780	27,278	—	—
Qualifying Termination following Change in Control	1,988,780	40,917	2,492,238	1,675,721
Termination Upon Death or Disability	—	—	1,980,063	1,675,721
Retirement(5)	—	—	—	—
Jared Brandman
Qualifying Termination of Employment	2,064,095	40,917	—	—
Qualifying Termination following Change in Control	2,537,845	54,556	2,266,239	1,246,898
Termination Upon Death or Disability	—	—	1,717,345	1,246,898
Retirement(5)	—	—	—	—
Bill Clark
Qualifying Termination of Employment	1,254,989	26,943	—	—
Qualifying Termination following Change in Control	1,636,189	40,414	1,868,504	979,587
Termination Upon Death or Disability	—	—	1,396,421	979,587
Retirement(5)	—	—	—	—

2026 Proxy Statement	57

EXECUTIVE COMPENSATION

Named Executive Officer	Severance Benefit(1) ($)	Continuation of Health Benefits(2) ($)	Performance Stock Units(3) ($)	Restricted Stock Units(4) ($)
Patrick R. Moore
Qualifying Termination of Employment	18,000	38,685	—	—
Qualifying Termination following Change in Control	44,000	51,580	1,714,361	658,274
Termination Upon Death or Disability	—	—	1,423,591	658,274
Retirement(5)	—	—	—	398,836
Melissa Rasmussen(6)
Qualifying Termination of Employment	1,237,500	—	—	—

(1)
Amounts reported represent (i) upon a Qualifying Termination of employment (A) a lump-sum pro-rata bonus for the year of termination, based on actual performance and (B) the cash severance amount, times the multiplier applicable to such executive (2.0 for Mr. Wilkes, 1.5 for Messrs. Laden, Brandman, and Moore, and 1.0 for Messrs. Banner and Clark, payable over a period of 24 months for Mr. Wilkes, 18 months for Messrs. Laden, Brandman, and Moore, and 12 months for Mssrs. Banner and Clark) and (ii) upon a Qualifying Termination of employment in the two-year period following a change in control (A) a lump-sum pro-rata bonus for the year of termination, based on target performance, (B) the cash severance amount, times the multiplier applicable to such executive (2.5 for Mr. Wilkes, 2.0 for Messrs. Laden, Brandman, and Moore, and 1.5 for Mssrs. Banner and Clark), in a lump sum and (C) payment of, or reimbursement for, up to $20,000 in outplacement services within the six-month period following termination of employment.

(2)
The amounts reported represent the cost of providing each applicable NEO with the welfare benefit (i) upon a Qualifying Termination of employment, for a period of 24 months for Mr. Wilkes, 18 months for Messrs. Laden, Brandman and Moore, and 12 months for Mssrs. Banner and Clark and (ii) upon a Qualifying Termination of employment in the two-year period following a change in control, for a period of 30 months for Mr. Wilkes, 24 months for Messrs. Laden, Brandman and Moore, and 18 months for Mssrs Banner and Clark.

(3)
The amounts reported represent vesting of PSUs upon a Qualifying Termination of employment, a Qualifying Termination of employment following a change in control, and as a result of termination upon death or disability, as applicable, and are based on the closing price of our common stock of $25.95 per share on January 2, 2026, the last trading day in fiscal 2025.

(4)
The amounts reported represent vesting of RSUs upon a Qualifying Termination of employment, a Qualifying Termination of employment following a change in control, as a result of termination upon death or disability, and upon retirement as applicable, and are based on the closing price of our common stock of $25.95 per share on January 2, 2026, the last trading day in fiscal 2025.

(5)
Retirement as used in the grant agreements means the participant’s voluntary resignation from employment, other than while grounds for Cause exist, when (1) (x) the participant’s age is at least (60) years old and (y) the participant’s number of years with the Company and its predecessors is at least (10) years or (2) the participants age is at least sixty-five (65)) years old.

(6)
Ms. Rasmussen’s employment with the Company was terminated on March 3, 2025, and she received the severance benefits described herein for a Qualifying Termination of Employment as of that date. The amounts shown in this table for a Qualifying Termination of Employment represent the actual amounts she received. See “Transition and Separation Agreement with Ms. Rasmussen” for a description of her transition and separation agreement.

Compensation Committee Interlocks and Insider Participation
During the fiscal year ended January 3, 2026, none of the members of our compensation committee has at any time been one of our executive officers or employees or, other than as noted herein and in the Transactions with Related Persons section above, had any relationship requiring disclosure by the Company. During the same period, none of our executive officers served as a member of the compensation committee (or other committee serving an equivalent function) or as a director of any other entity whose executive officers served on our Board or compensation committee.
58	2026 Proxy Statement

EXECUTIVE COMPENSATION

Equity Compensation Plan Information
All numbers in the following table are as of January 3, 2026.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,483,094	$29.82	4,670,612
Equity compensation plans not approved by security holders	—	—	—
Total	3,483,094	$29.82	4,670,612

(a)
Includes 288,378 shares issuable under the 2014 Stock Incentive Plan. Included within the 288,378 shares are 137,069 shares that could be issued upon vesting of RSU awards. The weighted-average exercise price of such options within this plan is $15.65. Includes 3,194,716 shares issuable under the 2017 Omnibus Incentive Plan. Included within the 3,194,716 shares are 1,018,842 shares that could be issued upon the vesting of PSU awards, assuming target level of achievement, other than for the 2021 PSU awards which have been incorporated here at their actual level of achievement. The weighted-average exercise price of such options within this plan is $36.94.

(b)	The weighted-average exercise price excludes shares in of common stock that may be issued upon the settlement of RSUs or PSUs.
(c)
Includes 4,195,305 shares that can be issued pursuant to future awards under the 2017 Omnibus Incentive Plan and 475,307 shares that can be issued under our ASPP. Total does not include (i) 10,190 shares purchased during our ASPP offering period ended February 29, 2026, and (ii) 10,204 shares subject to purchase during our current ASPP offering period ending May 31, 2026, which are estimated based on the closing price of the Company’s common stock of $26.93 on March 1, 2026, the first day in the current ASPP offering period, including the 10% discount.

2026 Proxy Statement	59

EXECUTIVE COMPENSATION

CEO Pay Ratio
The Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 and the compensation disclosure rules of the SEC require the Company to disclose the ratio of the annual total compensation of Mr. Wilkes, our CEO, to the median of the annual total compensation of the employees of the Company (other than our CEO) (the “CEO Pay Ratio”).
For fiscal 2025:
•	the median of the annual total compensation of all our employees (other than Mr. Wilkes, our CEO), was $30,168; and
•	the annual total compensation of Mr. Wilkes, our CEO, as reported in the Summary Compensation Table was $5,198,863.
Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 172:1.
To determine this pay ratio, we identified our median employee using our employee population as of November 1, 2025, which consisted of approximately 13,249 full-time and part-time employees, with 100% of these individuals located in the United States. To identify our median employee, we used salary/wages and annual incentive/bonus from our payroll records in fiscal 2025 as our consistently applied compensation measure. In making this determination, we annualized the compensation of full-time and part-time employees who were hired or separated in fiscal 2025 but did not work for us for the entire fiscal year. This methodology of identifying the median employee was the same as the methodology we used in determining our pay ratio disclosure for fiscal 2024. After identifying our median employee, we calculated the median employee’s compensation for fiscal 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K of the Exchange Act. Compensation amounts were determined from our human resources and payroll systems of record.
Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Due to the flexibility afforded by Item 402(u) in allowing companies to adopt a wide range of methodologies and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO Pay Ratio, our CEO Pay Ratio may not be comparable to the CEO pay ratios reported by other companies.
60	2026 Proxy Statement

EXECUTIVE COMPENSATION

Pay Versus Performance
The Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 and the compensation disclosure rules of the SEC require us to disclose the following information regarding “compensation actually paid” to our NEOs and certain financial performance measures. The dollar amounts for “compensation actually paid” are calculated in accordance with Item 402(v) of Regulation S-K and do not necessarily reflect the actual amount of compensation earned by or paid to our NEOs in the applicable year. For information on our compensation policies and decisions regarding our named executive officers, including how we align executive compensation with Company performance, see “Compensation Discussion and Analysis.”

Year(1)	Summary Compensation Table Total for PEO Alexander N. Wilkes ($)	Compensation Actually Paid to PEO Alexander N. Wilkes(2)(4) ($)	Summary Compensation Table Total for PEO L. Reade Fahs ($)	Compensation Actually Paid to PEO L. Reade Fahs(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(4) ($)	Value of Initial Fixed $100 Investment Based On:(5)		Net Income(6) (000s) ($)	Adjusted Operating Income(6)(7) (000s) ($)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2025	5,198,862	12,082,023	7,290,696	21,995,496	1,630,787	2,815,883	57.30	159.07	29,600	102,468
2024			5,052,663	(818,685)	1,681,528	992,290	31.93	146.87	(27,165)	65,489
2023			8,617,438	6,765,366	1,966,566	1,578,640	63.23	216.96	(65,901)	72,321
2022			4,273,302	757,212	1,083,585	184,561	117.10	182.73	42,122	87,795
2021			5,728,490	6,667,573	1,465,467	1,644,163	144.98	132.30	128,244	204,749

(1)	The table below shows who were the Principal Executive Officer (“PEO”) and Non-PEO NEOs for the indicated year:

Year	PEO	Non-PEO NEOs
2025	L. Reade Fahs, Alexander N. Wilkes(a)	Christopher J. Laden, Mark S. Banner, Jared Brandman, Bill Clark, Patrick R. Moore, Melissa Rasmussen
2024	L. Reade Fahs	Melissa Rasmussen, Alexander N. Wilkes, Patrick R. Moore, Mark S. Banner
2023	L. Reade Fahs	Melissa Rasmussen, Patrick R. Moore, Jared Brandman, Bill Clark
2022	L. Reade Fahs	Patrick R. Moore, Jared Brandman, Bill Clark, Joseph VanDette, Roger Francis
2021	L. Reade Fahs	Patrick R. Moore, Roger Francis, Jared Brandman, Bill Clark

(a)	Mr. Wilkes was appointed CEO effective August 1, 2025, at which point Mr. Fahs ceased to be the Company’s CEO.
(2)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for stock options, the fair value calculated using the Black-Scholes-Merton option pricing model as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair values but using the closing stock price on the applicable revaluation date as the current market price and the volatility, dividend rates, expected term and risk free interest rates determined as of the revaluation date, (2) for RSU awards, closing price on applicable year-end dates or, in the case of vesting dates, the actual vesting price, and (3) for PSU awards, the same valuation methodology as RSU awards above except year-end and vesting date values are multiplied by the probability of achievement as of each such date. The estimated probability of achievement of the 2019 PSUs, which were based on Adjusted EBITDA growth, was 117% at fiscal year end (“FYE”) 2019, 122% at FYE 2020, and 155% at FYE 2021, and the actual achievement at vesting in 2022 was 155%. The estimated probability of achievement of the 2020 PSUs, which were based on Adjusted EBITDA growth, was 108% at FYE 2020, 108% at FYE 2021, and 108% at FYE 2022, and the actual achievement at vesting in 2023 was 108%. The estimated probability of achievement of the 2021 PSUs which are based on growth in Adjusted Operating Income and ROIC, was 100% at FYE 2021, 67% at FYE 2022, and 67% at FYE 2023, and the actual achievement at vesting in 2024 was 67%. The estimated probability of achievement of the 2022 PSUs, which are based on growth in Adjusted Operating Income and ROIC, was 33% at FYE 2022, 33% at FYE 2023, and 0% at FYE 2024, and the actual achievement at vesting in 2025 was 0%. The estimated probability of achievement of the 2023 PSUs, which are based on growth in Adjusted Operating Income and ROIC, was 133% at FYE 2023, 100% at FYE 2024, and 133.3% at FYE 2025, and the actual achievement at vesting in 2026 was 133.3%. The estimated probability of achievement of the 2024 PSUs, which are based on growth in Adjusted Operating Income and ROIC, was 76% at FYE 2024 and 100% at FYE 2025. The estimated probably of achievement of the 2025 PSUs, which are based on Adjusted Operating Income, ROIC and Relative Total Shareholder Return, was 148.3% at FYE 2025.

2026 Proxy Statement	61

EXECUTIVE COMPENSATION

(3)
As required by SEC rules, “compensation actually paid” to each of our PEOs for the fiscal year indicated reflect the following adjustments from Total Compensation reported in the Summary Compensation Table. Mr. Wilkes was appointed PEO as of August 1, 2025.

Alexander N. Wilkes	2025	2024	2023	2022	2021
Total Reported in Summary Compensation Table (SCT)	$5,198,862	—	—	—	—
Less, Value of Stock and Option Awards Reported in SCT	(3,156,887)	—	—	—	—
Plus, Fiscal Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	7,333,834	—	—	—	—
Plus/Minus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	1,900,537	—	—	—	—
Plus, Fair Market Value of Awards Granted this Year that Vested in Fiscal Year	—	—	—	—	—
Plus/Minus, Change in Fair Value (from Prior Fiscal Year-End) of Prior Year Awards that Vested in Fiscal Year	805,676	—	—	—	—
Minus, Prior Fiscal Year-End Fair Value of Prior Year Awards that Failed to Vest in Fiscal Year	—	—	—	—	—
Total Adjustments	6,883,161	—	—	—	—
“Compensation Actually Paid” for the Fiscal Year	$12,082,023	—	—	—	—

L. Reade Fahs	2025	2024	2023	2022	2021
Total Reported in Summary Compensation Table (SCT)	$7,290,696	$5,052,663	$8,617,438	$4,273,302	$5,728,490
Less, Value of Stock and Option Awards Reported in SCT	(4,313,738)	(4,000,011)	(6,000,007)	(3,250,006)	(2,750,013)
Plus, Fiscal Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	12,523,886	1,561,057	6,473,203	2,204,149	2,836,856
Plus/Minus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	6,309,942	(3,634,860)	(1,334,361)	(1,351,514)	759,172
Plus, Fair Market Value of Awards Granted this Year that Vested in Fiscal Year	—	—	—	—	—
Plus/Minus, Change in Fair Value (from Prior Fiscal Year-End) of Prior Year Awards that Vested in Fiscal Year	184,709	202,466	(990,908)	(1,118,719)	93,067
Minus, Prior Fiscal Year-End Fair Value of Prior Year Awards that Failed to Vest in Fiscal Year	—	—	—	—	—
Total Adjustments	14,704,800	(5,871,348)	(1,852,072)	(3,516,090)	939,083
“Compensation Actually Paid” for the Fiscal Year	$21,995,496	$(818,685)	$6,765,366	$757,212	$6,667,573

62	2026 Proxy Statement

EXECUTIVE COMPENSATION

(4)
As required by SEC rules, “compensation actually paid” to our non-PEO NEOs for the fiscal year indicated reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	2025	2024	2023	2022	2021
Total Reported in Summary Compensation Table (SCT)	$1,630,787	$1,681,528	$1,966,566	$1,083,585	$1,465,467
Less, Value of Stock and Option Awards Reported in SCT	(883,594)	(1,150,018)	(1,018,775)	(645,055)	(525,068)
Plus, Fiscal Year-End Value of Awards Granted in Fiscal Year that are Unvested and Outstanding	1,564,739	816,864	1,099,122	365,675	519,648
Plus/Minus, Change in Fair Value of Prior Year Awards that are Unvested and Outstanding	686,896	(359,394)	(225,079)	(170,474)	140,426
Plus, Fair Market Value of Awards Granted this Year that Vested in Fiscal Year	—	—	—	—	—
Plus/Minus, Change in Fair Value (from Prior Fiscal Year-End) of Prior Year Awards that Vested in Fiscal Year	55,744	3,310	(243,194)	(211,438)	43,689
Minus, Prior Fiscal Year-End Fair Value of Prior Year Awards that Failed to Vest in Fiscal Year	—	—	—	—	—
Minus, Forfeited Awards in Fiscal Year	(238,688)	—	—	(237,733)	—
Total Adjustments	1,185,096	(689,238)	(387,926)	(899,025)	178,696
“Compensation Actually Paid” for the Fiscal Year	$2,815,883	$992,290	$1,578,640	$184,561	$1,644,163

(5)
Company and Peer Group Total Shareholder Return for each year represents what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on December 31, 2020. The peer group used for this purpose is the Nasdaq US Benchmark Retail Index, which is the same peer group as reflected in the Performance Graph included in our 2025 10-K pursuant to Item 201(e) of Regulation S-K. The numbers in this column for Peer Group Total Shareholder Return have been revised from the numbers previously reported due to an error in the calculation model used by the Company.

(6)
During fiscal 2024, the Company ceased its Walmart and AC Lens operations, and our operations related to Walmart. As of June 29, 2024, our former Legacy reportable segment, as well as the majority of our AC Lens operations, met the requirements to be classified as discontinued operations. Accordingly, we classified the results of these operations as discontinued operations, and Net Income and Adjusted Operating Income included in this table for fiscal 2024 and 2025 relate to continuing operations.

(7)
Adjusted Operating Income is a non-GAAP measure that we define as net income (loss), plus interest expense (income), net and income tax provision (benefit), further adjusted to exclude stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, ERP and CRM implementation expenses and other expenses. For an explanation of our non-GAAP financial measures and a reconciliation of Adjusted Operating Income to the most directly comparable GAAP measures, see Appendix A to this proxy statement. We chose Adjusted Operating Income as our company selected measure because it was the most important financial performance measure used to link compensation actually paid to our PEO and Non-PEO NEOs to Company performance for the most recently completed fiscal year.

2026 Proxy Statement	63

EXECUTIVE COMPENSATION

Financial Performance Measures
The table below lists our most important performance measures used to link “compensation actually paid” for our NEOs to Company performance during the fiscal year ending January 3, 2026. Adjusted Operating Income and ROIC were the performance metrics for our 2022 PSUs for which the performance period ended in 2024, and are also the performance metrics for our 2023, 2024 and 2025 PSUs, with Relative Total Shareholder Return as an additional metric in our 2025 PSUs. Annual Incentive Adjusted Operating Income and Adjusted Comparable Store Sales Growth are the performance metrics for our STIP awards. The performance measures included in this table are not ranked by relative importance.

Most Important Financial Measures
Adjusted Operating Income Annual Incentive Adjusted Operating Income Adjusted Comparable Store Sales Growth Adjusted Diluted EPS Share Price ROIC

64	2026 Proxy Statement

EXECUTIVE COMPENSATION

Relationship Between Pay and Financial Performance
The charts below describe the relationship between “compensation actually paid” to our PEO and Non-PEO NEOs, as calculated above, and our financial and stock performance. As indicated in the charts, compensation actually paid is directionally aligned with the Company’s cumulative TSR, Net Income and Adjusted Operating Income. During fiscal 2024, the Company ceased its Walmart and AC Lens operations, and our operations related to Walmart. As of June 29, 2024, our former Legacy reportable segment, as well as the majority of our AC Lens operations, met the requirements to be classified as discontinued operations. Accordingly, we classified the results of these operations as discontinued operations, and Net Income and Adjusted Operating Income included in the charts below for fiscal 2024 and 2025 relate to continuing operations.
Compensation Actually Paid and Cumulative Total Shareholder Return (TSR)

Compensation Actually Paid vs TSR
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
($2.0)
$250
$200
$150
$100
$50
$0
12/28/2019
2021
2022
2023
2024
2025
$100
$100
$132
$145
$183
$117
$217
$63
$147
$32
$159
$57
$6.7
$1.6
$0.8
$0.2
$6.8
$1.6
($0.8)
$1.0
$17.0
$3.1
CEO Pay
Other NEO pay
NVI
Nasdaq US Benchmark Retail Index

Compensation Actually Paid and Net Income

Compensation Actually Paid vs Net Income (loss)
$19.0
$14.0
$9.0
$4.0
($1.0)
($6.0)
$150
$100
$50
$0
($50)
($100)
$128
$42
($66)
($27)
$30
$6.7
$1.6
$0.8
$0.2
$6.8
$1.6
($0.8)
$1.0
$17.0
$3.1
2021
2022
2023
2024
2025
CEO Pay ($M)
Other NEO pay ($M)
Net Income (loss) ($M)

2026 Proxy Statement	65

EXECUTIVE COMPENSATION

Compensation Actually Paid and Adjusted Operating Income

Compensation Actually Paid vs Adjusted Operating Income
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
($2.0)
$250
$200
$150
$100
$50
$0
$205
$6.7
$1.6
$88
$0.8
$0.2
$6.8
$72
$1.6
$65.5
$1.0
($0.8)
$17.0
$102.5
$3.1
2021
2022
2023
2024
2025
CEO Pay ($M)
Other NEO pay ($M)
Adjusted Operating Income ($M)

66	2026 Proxy Statement

OWNERSHIP OF OUR SECURITIES

Ownership of Our Securities
Beneficial Ownership of National Vision Common Stock
The following table sets forth information with respect to the beneficial ownership of our common stock as of April 1, 2026, by each current director and director nominee, each NEO, all directors and executive officers as a group, and each individual or entity known by us to beneficially own more than 5% of our outstanding common stock based on our review of the reports regarding ownership filed with the Securities and Exchange Commission.

Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percent of Class(3)
Greater than 5% Stockholders:
BlackRock, Inc.(4) 50 Hudson Yards New York, New York 10001	11,378,890	14.4%
The Vanguard Group(5) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	10,244,103	13.0%
Wellington Management(6) 280 Congress Street Boston, MA 02210	5,783,699	7.3%
William Blair Investment Management, LLC(7) 150 North Riverside Plaza Chicago, IL 60606	4,896,516	6.2%
Named Executive Officers and Directors:
L. Reade Fahs(8)	1,179,127	1.5%
Alexander N. Wilkes	16,431	*
Mark S. Banner	17,839	*
Jared Brandman	135,743	*
Bill Clark	103,471	*
Patrick R. Moore	87,174	*
Melissa Rasmussen(9)	—	*
D. Randolph Peeler(10)	250,747	*
Jose Armario	49,901	*
Virginia A. Hepner	44,027	*
Susan S. Johnson	43,700	*
Naomi Kelman	41,041	*
James M. McGrann	10,719	*
Michael J. Nicholson	10,719	*
Susan O’Farrell	22,333	*
Caitlin Zulla	21,880	*
All directors and current executive officers as a group (20 persons)	1,918,203	2.4%

(*)	Less than one percent.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o National Vision Holdings, Inc., 2435 Commerce Avenue, Bldg. 2200, Duluth, Georgia 30096.
(2)
A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the

2026 Proxy Statement	67

OWNERSHIP OF OUR SECURITIES

right to acquire such powers within 60 days. All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission or information provided to us by such beneficial owners. To our knowledge, unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock.
Includes shares underlying stock options that are exercisable currently or within 60 days as follows: Mr. Fahs (124,888) and Mr. Moore (46,917); and all directors and executive officers as a group (220,164).
For all directors and executive officers as a group, includes 1,890 shares underlying restricted stock units that will vest within 60 days.
(3)
As of April 1, 2026, there were 80,113,860 shares of our common stock, par value $0.01 per share, outstanding. Percentages are calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares not outstanding that are subject to options exercisable by the holder thereof within 60 days, shares due upon vesting of restricted stock units within 60 days, and shares deferred pursuant to vested restricted stock units and shares eligible for issuance pursuant to the non-employee director deferred compensation plan that may be distributed within 60 days, are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder but not deemed outstanding for the purpose of calculating the percentage of any other person.

(4)
Based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on October 17, 2025, which indicates that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these securities. BlackRock reported that it has sole voting power with respect to 11,190,544 shares of common stock and sole dispositive power with respect to 11,378,890 shares of common stock.

(5)
Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on November 12, 2024, which indicates that as of September 30, 2024, Vanguard beneficially owned 10,244,103 shares of common stock, with shared voting power with respect to 80,703 shares of common stock, sole dispositive power with respect to 10,079,275 shares of common stock, and shared dispositive power with respect to 164,828 shares of common stock. According to its most recent Schedule 13G/A filed with the SEC on March 27, 2026, Vanguard reported that it beneficially owns zero shares of the Company’s common stock following an internal realignment. Vanguard also stated that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis).

(6)
Based on a Schedule 13G/A filed by Wellington Management Group LLP (“Wellington”) with the Securities and Exchange Commission on February 10, 2026. Wellington reported that it has shared voting power with respect to 2,760,987 shares of common stock and shared dispositive power with respect to 5,783,699 shares of common stock. Wellington reported no sole voting power and no sole dispositive power with respect to such shares. The shares reported are held by multiple advisory clients and investment funds managed by Wellington and its affiliated entities. Wellington disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

(7)
Based on a Schedule 13G filed by William Blair Investment Management, LLC (“William Blair”) with the SEC on November 12, 2025, which indicates that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these securities. William Blair reported that it has sole voting power with respect to 4,463,900 shares of common stock and sole dispositive power with respect to 4,896,516 shares of common stock.

(8)	Includes 359,359 shares held by the Fahs Family Trust.
(9)
Ms. Rasmussen served as our Chief Financial Officer through March 31, 2025. Beneficial ownership is provided based on information previously provided to the Company and other publicly available information.

(10)	Includes 207,880 shares held by The David Randolph Peeler Trust—2001.
68	2026 Proxy Statement

AUDIT COMMITTEE MATTERS

Audit Committee Matters
Proposal 3—Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2026

The Board recommends that you vote “FOR” Proposal 3.
What Am I Voting on?	Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2026.
Vote Required	The proposal must be approved by a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter.

Background
The audit committee has sole authority and direct responsibility to appoint, hire, evaluate and, if appropriate, replace the Company’s independent registered public accounting firm. The audit committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for fiscal 2026.
Each year the audit committee evaluates the qualifications and performance of the Company’s independent registered public accountants and determines whether to re-engage the current independent registered public accounting firm. In connection with the committee’s assessment, Deloitte makes an annual presentation to the audit committee regarding the services it provides, and our chief financial officer provides the committee with his assessment of the firm’s performance. In addition, when evaluating whether to continue to retain Deloitte, the audit committee assesses the factors described in “Audit Committee Report” below. Based on this evaluation, the audit committee believes the continued retention of Deloitte is in the best interests of the Company and its stockholders.
One or more representatives of Deloitte are expected to be present at the Annual Meeting, will be available to respond to appropriate questions from stockholders and will have an opportunity to make a statement if desired.
Reason for the Proposal
Although ratification is not required by our Bylaws or otherwise, the Board is submitting its selection to our stockholders for ratification as a matter of good corporate governance and because we value our stockholders’ views on the Company’s independent registered public accounting firm.
If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
2026 Proxy Statement	69

AUDIT COMMITTEE MATTERS

Audit and Non-Audit Fees
The following table presents the aggregate fees billed for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP during the 2025 and 2024 fiscal years.

	Fiscal Year 2025	Fiscal Year 2024
Audit fees(1)	$2,330,055	$2,516,381
Audit-related fees(2)	—	$30,000
Tax fees(3)	—	—
All other fees(4)	$23,290	$241,888
Total	$2,353,345	$2,788,269

(1)
Includes the aggregate fees for professional services rendered for the audit of the Company’s annual financial statements and the quarterly reviews of its financial statements, and assistance with documents filed with the SEC.

(2)	Includes any aggregate fees for professional services performed in connection with the issuance of comfort letters.
(3)	Includes any aggregate fees for professional services rendered for tax compliance, and tax consultation and planning.
(4)	Includes advisory services in connection with ERP implementation.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Consistent with SEC policies regarding auditor independence and the audit committee’s charter, the audit committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. The audit committee, prior to such engagement, pre-approves independent public accounting firm services within each category and the fees of each category are budgeted. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.
Report of the Audit Committee
The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this proxy statement under “Corporate Governance Matters—Board Committees—Audit Committee.” Under the audit committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees.” In addition, the audit committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm their independence.
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AUDIT COMMITTEE MATTERS

Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended January 3, 2026, filed with the SEC.
Submitted by the audit committee of the Company’s Board of Directors:

Audit Committee

Susan O’Farrell, Chair
Naomi Kelman
Michael J. Nicholson

2026 Proxy Statement	71

IMPORTANT INFORMATION ABOUT VOTING AT THE ANNUAL MEETING

Important Information About Voting at the Annual Meeting
Proposals to be Voted on and Voting Recommendations
There are three proposals scheduled to be voted on at the Annual Meeting. These proposals and our Board’s voting recommendations are set forth below. If you sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the proposals and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Company Proposals		Board Vote Recommendation	For Further Details
Proposal 1:	Election of the eleven director nominees listed in this proxy statement.	FOR all nominees	Page 8
Proposal 2:	Advisory vote to approve the compensation of our named executive officers (“Say-on-Pay”).	FOR	Page 30
Proposal 3:	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.	FOR	Page 69

Other Business
The Board of Directors does not know of any other matters to be brought before the meeting. If other matters are properly presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
Who Can Vote
The Board of Directors has fixed the close of business on April 20, 2026, as the record date for determining the stockholders entitled to notice of, to attend and to vote at the Annual Meeting. As of the record date, there were 80,115,617 shares of common stock outstanding and entitled to vote, with no other classes of stock outstanding. All of these shares are to be voted as a single class and you are entitled to one vote for each share of common stock held by you as of the Record Date, including shares:
•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);
•	Held for you in an account with a broker, bank or other nominee. For more information, see “How to Vote if a Bank, Broker, or Other Nominee is the Record Holder of Your Stock” below.
•	Held for you by us as restricted securities under either our 2014 Stock Plan or our 2017 Omnibus Incentive Plan.
Quorum
In order for there to be a vote on any matter at the Annual Meeting, there must be a quorum. In order to have a quorum, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote at the Annual Meeting must be present in person or represented by proxy. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum. If we fail to obtain a quorum at the 2026 Annual Meeting, the chair of the 2026 Annual Meeting or the holders of a majority of the shares of stock entitled to vote, present online or by proxy, may adjourn the meeting to another place, date, or time.
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IMPORTANT INFORMATION ABOUT VOTING AT THE ANNUAL MEETING

Vote Required
Under our Bylaws, directors are elected by a majority of the votes cast in respect of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors (meaning that for Proposal 1, the number of shares voted “FOR” a nominee must exceed the number of shares voted “AGAINST” such nominee). There is no cumulative voting.
For Proposals 2 and 3, under our Bylaws, approval of the proposal requires the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Although Proposal 2, the vote on executive compensation, is advisory in nature and non-binding, the Board will review the voting results and intends to take them into consideration when making future decisions regarding executive compensation.
Voting in Advance of the Annual Meeting
If you are the record holder of your stock, you may submit your proxy to vote in advance of the Annual Meeting via the Internet, by telephone, or by mail.

By Internet	• Visit www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.
• You will need the 16-digit number included on your proxy card to obtain your records and to create an electronic voting instruction form.
By Telephone	• From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.
• You will need the 16-digit number included on your proxy card in order to vote by telephone.
By Mail	• Mark your selections on the proxy card.
• Date and sign your name exactly as it appears on your proxy card.
• Mail the proxy card in the enclosed postage-paid envelope provided to you.

Internet and telephone voting will close at 11:59 p.m., Eastern Time, on June 16, 2026. Proxy cards with respect to shares held of record must be received no later than June 16, 2026.
Voting During the Annual Meeting
If you are a stockholder of record or a beneficial owner of shares held through a broker, bank or other nominee, you may vote in-person during the Annual Meeting. If you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your proof of ownership. If you are a beneficial owner of shares held through a broker, bank or other nominee, you may only vote shares at the Annual Meeting if you bring a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares, as well as proof of identification and proof of ownership. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
How to Vote if a Bank, Broker, or Other Nominee is the Record Holder of Your Stock
If a bank, broker or other nominee was the record holder of your stock on the record date, you will be able to instruct your bank, broker, or other nominee on how to vote by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail.
2026 Proxy Statement	73

IMPORTANT INFORMATION ABOUT VOTING AT THE ANNUAL MEETING

Broker Voting and Broker Non-Votes
A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Proposals 1 and 2 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal 3 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
How to Change or Revoke Your Proxy
Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	sending a written statement to that effect to our Secretary, provided such statement is received no later than June 16, 2026;
•	voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 16, 2026;
•	submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than June 16, 2026; or
•	attending the Annual Meeting in-person and voting during the meeting.
If you hold your shares through a broker, please refer to information from your bank, broker or other nominee on how to revoke or submit new voting instructions.
How Votes are Counted
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
With respect to the election of directors (Proposal 1), you may vote “FOR,” “AGAINST” or “ABSTAIN with respect to the nominees. Votes that are abstentions will not count as a vote “FOR” or “AGAINST” a director because directors are elected by majority voting. Broker non-votes will have no effect on the outcome of Proposal 1.
With respect to the advisory vote to approve the compensation of our named executive officers (Proposal 2), and the approval of the ratification of our independent registered public accounting firm (Proposal 3) you may vote “FOR,” “AGAINST” or “ABSTAIN.” For each of Proposals 2 and 3, abstentions will have the effect of a vote “AGAINST” the proposal. For Proposal 2, broker non-votes will have no effect on the outcome of the proposal.
Proxies
L. Reade Fahs, Executive Chairman; Alexander N. Wilkes, Chief Executive Officer; Christopher Laden, Chief Financial Officer; and Jared Brandman, Chief Legal & Strategy Officer, Corporate Secretary, have been selected by the Board as proxy holders and will vote shares represented by valid proxies. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies.
74	2026 Proxy Statement

OTHER INFORMATION FOR STOCKHOLDERS

Other Information for Stockholders
Attending the Annual Meeting
The Annual Meeting will be held at 1:00 p.m., Eastern Time, on June 17, 2026, at Greater North Fulton Chamber of Commerce at 1000 Avalon Boulevard, Suite 100, Alpharetta, Georgia 30009.
In order to be admitted to the meeting, you will need to present a form of personal identification, and either your Proxy Card or proof of your ownership of our common stock on the Record Date. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to the Annual Meeting, you must present proof of your ownership of our common stock, such as a bank or brokerage account statement. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
During the Annual Meeting, you may vote and submit questions by following the instructions provided at the meeting. We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business or are inappropriate. Additional information regarding the rules of conduct for the Annual Meeting and other materials, including our list of stockholders, will be available on-site during the Annual Meeting. Our list of stockholders will be accessible for ten days prior to the Annual Meeting at National Vision’s offices at 2000 Newpoint Parkway, Suite 100, Lawrenceville, Georgia 30043.
For directions to the meeting, you may contact Beth Dobson at (470) 448-2173 or Beth.Dobson@nationalvision.com.
Even if you plan to attend and participate in person at the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure your vote will be represented.
Stockholder Proposals for the 2027 Annual Meeting
If any stockholder wishes to propose a matter for consideration at our 2027 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested, to our Secretary, National Vision Holdings, Inc., 2000 Newpoint Parkway, Suite 100, Lawrenceville, Georgia 30043. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement for the 2027 Annual Meeting, a proposal must be received by our Secretary on or before December 28, 2026. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the 2027 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Therefore, to be presented at our 2027 Annual Meeting, such a proposal must be received on or after February 17, 2027, but not later than March 19, 2027. In the event that the date of the 2027 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2027 Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. Notwithstanding the foregoing, if the number of directors to be elected to the Board of Directors at the 2027 Annual Meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the 2026 Annual Meeting (i.e. prior to March 9, 2027), then notice by a stockholder shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the
2026 Proxy Statement	75

OTHER INFORMATION FOR STOCKHOLDERS

Company. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2027 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request in writing or orally prompt delivery of a separate copy of this proxy statement and our Annual Report on Form 10-K, by contacting the Secretary, National Vision Holdings, Inc., 2000 Newpoint Parkway, Suite 100, Lawrenceville, Georgia 30043, or by telephone at (770) 822-3600.
Solicitation of Proxies
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees of the Company (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. We have also retained Alliance Advisors, LLC to aid in the solicitation of proxies for an estimated fee of $29,000 plus expenses. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Important Notice Regarding the Availability of Proxy Materials
We have delivered these proxy materials to you in connection with the solicitation by the Board of Directors of National Vision Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on June 17, 2026, and at any postponements or adjournments of the Annual Meeting.
This Proxy Statement and our Annual Report on Form 10-K for the year ended January 3, 2026, are available free of charge at www.proxyvote.com.
Our website contains our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Committee Charters, Code of Conduct and our filings with the SEC. To view these documents, go to www.nationalvision.com and click on “Investors.” Copies of our Annual Report on Form 10-K are also available without charge to stockholders upon written request addressed to:
Secretary
2000 Newpoint Parkway
Suite 100
Lawrenceville, Georgia 30043
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OTHER INFORMATION FOR STOCKHOLDERS

Forward-Looking Statements
This proxy statement includes links to websites, which are provided solely for convenience. The information contained or linked on these websites or otherwise connected thereto are not, and will not be deemed to be, a part of or incorporated by reference into this proxy statement or any other Company filings with the Securities and Exchange Commission.
This proxy statement contains forward-looking statements. All statements, other than statements of historical facts included in this proxy statement, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts or guarantees of future performance and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. All forward-looking statements in this proxy statement, apply only as of the date of this proxy statement or as of the date they were made and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this proxy statement. These risks and uncertainties include, but are not limited to, those described in Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K, and those described from time to time in our future reports filed with the SEC.
2026 Proxy Statement	77

APPENDIX A

Appendix A
Non-GAAP Financial Measures
The Proxy Statement Summary and Compensation Discussion and Analysis sections of our proxy statement contain Non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. The Company uses certain Non-GAAP financial measures to supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance. Management uses these Non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with Non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. For additional details regarding our Non-GAAP financial measures below, see the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2026. This information is also available in the investors section of the Company’s website, www.nationalvision.com.
We define Adjusted Operating Income from continuing operations as net income (loss), minus income (loss) from discontinued operations, net of tax, plus interest expense (income), net and income tax provision (benefit), further adjusted to exclude stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, Enterprise Resource Planning (“ERP”) and Customer Relationship Management (“CRM”) implementation expenses, shareholder activism costs, severance and associate-related costs associated with organization restructuring, and certain other expenses.
We define STIP Adjusted Operating Income as Adjusted Operating Income from continuing operations, further adjusted to exclude margin on unearned revenue and short-term incentive plan expenses.
We define Adjusted EBITDA from continuing operations as net income (loss), minus income (loss) from discontinued operations, net of tax, plus interest expense (income), net, income tax provision (benefit) and depreciation and amortization, further adjusted to exclude stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, shareholder activism costs, severance and associate-related costs associated with organization restructuring ERP and CRM implementation expenses, and certain other expenses.
When presenting Adjusted Operating Margin from continuing operations, we use Adjusted Operating Income from continuing operations as a percentage of total net revenue. When presenting Adjusted EBITDA Margin from continuing operations, we use Adjusted EBITDA from continuing operations as a percentage of total net revenue.
We define Adjusted Diluted EPS from continuing operations as diluted earnings (loss) per share, minus diluted earnings (loss) per share from discontinued operations, adjusted for the per share impact of stock-based compensation expense, (gain) loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, amortization of debt discounts and deferred financing costs of our term loan borrowings, amortization of the conversion feature and deferred financing costs related to our 2.50% convertible senior notes due on May 15, 2025 (“2025 Notes”) when not required under U.S. GAAP to be added back for diluted earnings (loss) per share, derivative fair value adjustments, ERP and CRM implementation expenses, shareholder activism costs, severance and associate-related costs associated with organization restructuring, certain other expenses, and related tax effects.
We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded at the point of sale; (ii) sales are adjusted for managed care insurance collection estimates; (iii) stores are added to the calculation during the 13th full fiscal month following the store’s opening; (iv) closed stores are removed from the calculation for time periods that are not comparable; (v) sales from partial months of operation are excluded when stores do not open or close
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APPENDIX A

on the first day of the month; and (vi) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation. There may be variations in the way in which some of our competitors and other retailers calculate comparable store sales. As a result, our adjusted comparable store sales may not be comparable to similar data made available by other retailers.
Adjusted EBITDA, Adjusted Operating Income, STIP Adjusted Operating Income, Adjusted Diluted EPS and Adjusted Comparable Store Sales Growth are not recognized terms under U.S. GAAP and should not be considered as an alternative to net income or comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with U.S. GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
National Vision Holdings, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Financial Measures
For the Fiscal Years Ended January 3, 2026, and December 28, 2024
In Thousands, Except Earnings Per Share
Reconciliation of Adjusted Operating Income from Continuing Operations to Net Income (loss)

(in thousands)	Fiscal Year 2025	Fiscal Year 2024
Net Income (loss)	$29,600	$(28,499)
Income (loss) from discontinued operations, net of tax	—	(1,334)
Income (loss) from continuing operations	29,600	(27,165)
Interest expense, net	17,148	16,184
Income tax provision (benefit)	12,081	1,481
Stock-based compensation expense(a)	23,686	16,708
Gain on extinguishment of debt(b)	—	(859)
Asset impairment(c)	1,991	39,851
Litigation Settlement(d)	1,903	4,450
Amortization of acquisition intangibles(e)	677	1,313
ERP and CRM implementation expenses(h)	6,420	5,990
Other(i)	8,962	7,536
Adjusted Operating Income (loss) from continuing operations	$102,468	$65,489

Income (loss) margin from continuing operations	1.5%	(1.5)%
Adjusted Operating Margin from continuing operations	5.2%	3.6%

Note: Percentages reflect line item as a percentage of net revenue, adjusted for rounding.
2026 Proxy Statement	79

APPENDIX A

Reconciliation of EBITDA from Continuing Operations and Adjusted EBITDA from Continuing Operations to Net Income (loss)

(in thousands)	Fiscal Year 2025	Fiscal Year 2024
Net income (loss)	$29,600	$(28,499)
Income (loss) from discontinued operations, net of tax	—	(1,334)
Income (loss) from continuing operations	29,600	(27,165)
Interest expense, net	17,148	16,184
Income tax provision (benefit)	12,081	1,481
Depreciation and amortization	91,152	91,349
EBITDA from continuing operations	149,981	81,849
Stock-based compensation expense(a)	23,686	16,708
(Gain) loss on extinguishment of debt(b)	—	(859)
Asset impairment(c)	1,991	39,851
Litigation settlement(d)	1,903	4,450
ERP and CRM implementation expenses(h)	6,420	5,990
Other(i)	8,962	7,536
Adjusted EBITDA from Continuing Operations	$192,943	$155,525

Income (loss) margin from continuing operations	1.5%	(1.5)%
Adjusted EBITDA Margin from Continuing Operations	9.7%	8.5%

Note: Percentages reflect line item as a percentage of net revenue, adjusted for rounding.
Reconciliation of Adjusted Diluted EPS from Continuing Operations to Diluted EPS

(in thousands, except per share amounts)	Fiscal Year 2025	Fiscal Year 2024
Diluted EPS	$0.37	$(0.36)
Diluted EPS from discontinued operations	—	(0.02)
Diluted EPS from continuing operations	0.37	(0.35)
Stock-based compensation expense(a)	0.29	0.21
(Gain) loss on extinguishment of debt(b)	—	(0.01)
Asset impairment(c)	0.02	0.51
Litigation settlement(d)	0.02	0.06
Amortization of acquisition intangibles(e)	0.01	0.02
Amortization of debt discounts and deferred financing costs(f)	0.02	0.03
Derivative fair value adjustments(g)	—	0.08
ERP and CRM implementation expenses(h)	0.08	0.08
Other(i)	0.12	0.10
Tax effect(j)	(0.13)	(0.19)
Adjusted Diluted EPS from continuing operations	$0.80	$0.52
Weighted average diluted shares outstanding	80,576	78,592

Note: Some of the totals in the table above may not foot due to rounding.
(a)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and performance vesting conditions.
(b)	Reflects the extinguishment (gain) loss related to the repurchase of the 2025 Notes of $217.7 million during fiscal year 2024.
80	2026 Proxy Statement

APPENDIX A

(c)
Reflects write-off related to non-cash impairment charges, primarily impairment of Eyeglass World goodwill of $19.2 million for fiscal year 2024, Fred Meyer contracts and relationship asset of $10.5 million for fiscal year 2024, impairment of property, equipment and lease-related assets on closed or underperforming stores in fiscal year 2025 and certain store closure decisions made as part of the Company’s store optimization review during fiscal year 2024.

(d)	Expenses associated with settlement of certain litigation.
(e)	Amortization of the increase in carrying values of finite-lived intangible assets resulting from the purchase accounting following the acquisition of the Company by affiliates of KKR & Co. Inc.
(f)
Amortization of deferred financing costs and other non-cash charges related to our debt. We adjust for amortization of deferred financing costs related to the 2025 Notes only when adjustment for these costs is not required in the calculation of diluted earnings per share under U.S. GAAP.

(g)
The adjustments for the derivative fair value (gains) and losses have the effect of adjusting the (gain) or loss for changes in the fair value of derivative instruments and amortization of AOCL for derivatives not designated as accounting hedges. This results in reflecting derivative (gains) and losses within Adjusted Diluted EPS during the period the derivative is settled.

(h)	Costs related to the Company’s ERP and CRM implementation.
(i)
Other adjustments include amounts that management believes are not representative of our operating performance (amounts in brackets represent reductions in Adjusted Operating Income, Adjusted Diluted EPS and Adjusted EBITDA), which are primarily related to costs associated with the digitization of paper-based records of $2.2 million for fiscal 2025 and $5.8 million for fiscal 2024, shareholder activism of $2.1 million for fiscal 2025, severance and associate-related costs related to organizational restructuring of $3.6 million for fiscal 2025 and other expenses and adjustments.

(j)
Represents the income tax effect of the total adjustments at our combined statutory federal and state income tax rates, excluding a portion of Eyeglass World goodwill impairment charge, which was disallowed for income tax purposes in fiscal year 2024, and including tax expense (benefit) from stock-based compensation.

Reconciliation of Adjusted Comparable Store Sales Growth to Total Comparable Store Sales Growth

	Comparable store sales growth from continuing operations(a)
	Fiscal Year 2025	Fiscal Year 2024
Owned & Host segment
America’s Best	6.3%	1.8%
Eyeglass World	4.2%	(2.2)%
Military	2.6%	(0.5)%
Fred Meyer	4.9%	(4.5)%
Total comparable store sales growth from continuing operations	5.9%	1.9%
Adjustment for effect of unearned & deferred revenue(b)	0.1%	(0.6)%
Adjusted comparable store sales growth from continuing operations(b)	6.0%	1.3%

(a)
Total comparable store sales from continuing operations is calculated based on consolidated net revenue from continuing operations excluding the impact of (i) Corporate and other revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month, and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on point of sale revenues consistent with what the CODM reviews, and consistent with reportable segment revenues presented in Note 15 to our Consolidated Financial Statements for the year ended January 3, 2026.

(b)
Adjusted Comparable Store Sales Growth from continuing operations includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in the following changes from total comparable store sales growth based on consolidated net revenue from continuing operations.

2026 Proxy Statement	81

Thank You
for being a stockholder

national vision

america's best

EYEGLASS WORLD

vista OPTICAL

Learn more at www.nationalvision.com

BROADRIDGE CORPORATE ISSUER SOLUTIONS
NATIONAL VISION HOLDINGS, INC.
2000 NEWPOINT PARKWAY, SUITE 100
LAWRENCEVILLE, GA 30043

SCAN TO
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T00210-P53141

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONAL VISION HOLDINGS INC.

The Board of Directors recommends a vote FOR the following:

		For	Against	Abstain
1a.	Election of Director: Jose Armario	☐	☐	☐
1b.	Election of Director: L. Reade Fahs	☐	☐	☐
1c.	Election of Director: Virginia A. Hepner	☐	☐	☐
1d.	Election of Director: Susan Somersille Johnson	☐	☐	☐
1e.	Election of Director: Naomi Kelman	☐	☐	☐
1f.	Election of Director: James M. McGrann	☐	☐	☐
1g.	Election of Director: Michael J. Nicholson	☐	☐	☐
1h.	Election of Director: Susan O'Farrell	☐	☐	☐
1i.	Election of Director: D. Randolph Peeler	☐	☐	☐
1j.	Election of Director: Alex Wilkes	☐	☐	☐
1k.	Election of Director: Caitlin Zulla	☐	☐	☐

The Board of Directors recommends a vote FOR the Proposal 2 and Proposal 3:

Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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T00211-P53141

NATIONAL VISION HOLDINGS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints each of L. Reade Fahs, Alex Wilkes, Christopher Laden and Jared Brandman with full power of substitution, to represent the undersigned and to vote all of the shares of stock in National Vision Holdings, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Greater North Fulton Chamber of Commerce at 1000 Avalon Boulevard, Suite 100, Alpharetta, Georgia 30009 on June 17, 2026 at 1:00 p.m. local time and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their best judgment upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. **If no specification is made, such shares shall be voted FOR the election of the nominees listed on the reverse side for the Board of Directors and FOR Proposal 2 and Proposal 3.** Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)